Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

MIDDLE DISTRICT OF FLORIDA

JACKSONVILLE DIVISION

In re:
Case No. 3:16-bk-02230-PMG
RMS TITANIC, INC., et al.,[1]	Chapter 11 (Jointly Administered)

Hearing Time Requested:

Debtors.

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MOTION OF THE DEBTORS FOR ENTRY OF AN ORDER (I) APPROVING PROCEDURES IN CONNECTION WITH THE SALE OF ALL OR SUBSTANTIALLY ALL OF THE DEBTORS’ ASSETS; (II) SCHEDULING A RELATED AUCTION;

(III) APPROVING PROCEDURES RELATED TO THE ASSUMPTION OF

CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES; (IV) APPROVING THE FORM AND MANNER OF NOTICE THEREOF; (V) APPROVING BID PROTECTIONS; AND (VI) GRANTING RELATED RELIEF

RMS Titanic, Inc. (“RMST”) and certain of its affiliates, as Debtors and Debtors in possession in the above-captioned case (collectively, the “Debtors”), by and through their undersigned counsel, hereby move the Court (the “Motion”), pursuant to sections 105(a), 363, 365, 503 and 507 of title 11 of the United States Code, 11 U.S.C. §§ 101, et seq. (the “Bankruptcy Code”), Rules 1015(b), 2002, 6004, 6006, 9008 and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and Rule 2002-1 of the Local Rules of the United States Bankruptcy Court for the Middle District of Florida (the “Local Rules”), for entry of an order substantially in the form annexed hereto as Exhibit A (the “Sale Procedures Order”), (i) approving procedures in connection with the sale of all, substantially all, or a portion of the Debtors’ Assets (as hereinafter defined); (ii) scheduling a related auction; (iii) approving procedures related to the assumption of certain executory contracts and unexpired leases; (iv) approving the form and manner of notice thereof; (v) approving bid protections; and (vi) granting related relief. In support of this Motion, the Debtors respectfully state as follows:

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1 The Debtors in the chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number include: RMS Titanic, Inc. (3162); Premier Exhibitions, Inc. (4922); Premier Exhibitions Management, LLC (3101); Arts and Exhibitions International, LLC (3101); Premier Exhibitions International, LLC (5075); Premier Exhibitions NYC, Inc. (9246); Premier Merchandising, LLC (3867); and Dinosaurs Unearthed Corp. (7309). The Debtors’ service address is 3045 Kingston Court, Suite I, Peachtree Corners, Georgia 30071.

Jurisdiction

1.                This Court has jurisdiction to consider this Motion pursuant to 28 U.S.C. §§57 and 1334. The subject matter of this Motion is a core proceeding pursuant to 28 U.S.C. §157(b). Venue in this district is proper pursuant to 28 U.S.C. §1408.

2.                The statutory predicates for the relief sought herein are sections 105(a), 363, 365, 503 and 507 of the Bankruptcy Code, Bankruptcy Rules 1015(b), 2002, 6004, 6006, 9008 and 9014, and Local Rule 2002-1.

Preliminary Statement

3.                The Debtors, together with the Official Committee of Unsecured Creditors (the “Creditors’ Committee”) and the Official Committee of Equity Security Holders (the “Equity Committee”, and together with the Creditors’ Committee, collectively, the “Supporting Committees” and each, a “Supporting Committee”), agreed, through a certain Plan Support Agreement dated as of May 18, 2017 (the “Plan Support Agreement”), on a process by which the Debtors would market and sell (i) the common shares in RMST or the entire artifact collection held by RMST and (ii) the operations of debtor Premier Exhibitions Inc. (“PRXI”) and its subsidiaries with continued licensing rights for existing operations (the “Assets”) free and clear of all liens, claims, and encumbrances pursuant to a chapter 11 plan of reorganization. Consistent with the timeline in the Plan Support Agreement, the Debtors’ and Supporting Committees’ financial advisors commenced a marketing process that yielded letters of intent from interested purchasers of the Assets.

4.                Despite interest from numerous potential buyers, no stalking horse bidder was designated on the timeline contemplated in the Plan Support Agreement. The Debtors and the Supporting Committees, however, believe a sale and auction process may produce bids for the Assets that will provide consideration at levels that the Debtors and Supporting Committees will support. As a result, the Debtors are filing this Motion, which seeks the approval of Bidding Procedures (as hereinafter defined) that will allow for an Auction (as hereinafter defined) of the Assets if the Debtors, in accordance with the Bidding Procedures, determine that conducting an Auction would be in the best interest of the Debtors’ estates.

5.                The Debtors request that the Court approve sales procedures that will enable potential buyers to submit bids for the Assets or certain Auction Lots (as hereinafter defined) and participate in an Auction on February 6, 2018. If the sale process results in a bid for all of the Debtors’ Assets at or above a minimum threshold price agreed to among the Debtors and the Supporting Committees (the “Reserve Price”), the Supporting Committees have agreed to support the approval of sale of the Assets through either the confirmation of a chapter 11 plan or by motion and hearing pursuant to Section 363 of the Bankruptcy Code.

6.                Notwithstanding the foregoing, the proposed Bidding Procedures incorporate the ability for interested purchasers to submit partial bids for less than all assets (the “Auction Lots”) and the flexibility for the Debtors and the Committees to conduct an Auction for such Auction Lots or proceed with an alternative plan to reorganize the Debtors.

7.                Courts have permitted debtors to implement similar sale processes, and the Court should so the same here. For these reasons, the Debtor respectfully requests that the Court grant the relief requested in this Motion.

Background

8.                On June 14, 2016 (the “Petition Date”), each of the Debtors filed a voluntary petition in this Court for relief under Chapter 11 of the Bankruptcy Code.

9.                The Debtors continue to manage and operate their business as debtors in possession under Bankruptcy Code sections 1107 and 1108.

10.            On August 24, 2016, the United States Trustee appointed an Official Committee of Unsecured Creditors (the “Creditors Committee”) and an Official Committee of Equity Security Holders (the “Equity Committee”) [D.E. 166, 167].

The Chapter 11 Cases

11.            PRXI is the parent corporation of the Debtors. All of the other Debtors are direct or indirect subsidiaries of PRXI. PRXI is a leading provider of museum quality touring exhibitions around the world. Since PRXI’s formation, it has developed, deployed, and operated unique exhibition products that are presented to the public in exhibition centers, museums, and non-traditional venues. Income from the exhibitions is generated primarily through ticket sales, third-party licensing, sponsorships, and merchandise sales.

12.            A more detailed factual background regarding the Debtors, including their business operations, capital and debt structure, and the events leading to the filing of the bankruptcy cases, are set forth in detail in the Chapter 11 Case Management Summary (the “Case Summary”) [D.E. 8], which is incorporated herein by reference.

13.            On September 30, 2016, the Debtors retained GlassRatner Advisory & Capital Group, LLC (“GlassRatner”), as financial advisor to advise them in connection with their chapter 11 cases, including with regard to a potential sale or restructuring of the Debtors’ businesses. The Debtors, with the assistance of GlassRatner, carefully evaluated each of their various options, and engaged in extensive negotiations with the legal and financial advisors to the Supporting Committees regarding a consensual resolution to these chapter 11 cases. As a result of these negotiations, the Supporting Committees agreed to support a sale transaction on certain terms and conditions which are set forth in the Plan Support Agreement and the Complete Plan Term Sheet annexed thereto (collectively, the “Plan Support Documents”). On July 6, 2017, the Court entered an order authorizing the Debtor and Supporting Committees to enter into and perform their obligations under the Plan Support Agreement [D.E. 642].

14.            As required by the Plan Support Documents, the Debtors, through GlassRatner, marketed the Assets to potential purchasers. Despite receiving expressions of interest from a number of interested buyers, the Debtors to date have not been able to negotiate a definitive agreement with a stalking horse bidder. Because of the interest expressed in the Assets, the Debtors, with the support of the Supporting Committees, are seeking the approval of Bidding Procedures (as hereinafter defined) that will allow for an Auction of the Assets if it is determined that such an Auction would be in the best interest of the Debtors’ estates. The Plan Support Agreement remains in effect except as may be modified by the terms and conditions in this Motion and corresponding order and the approved Bid Procedures.

The Proposed Auction and Sale

15.            The Debtors, in consultation with their advisors, have determined that a public auction of their Assets will benefit their estates, creditors and equity security holders and have established an orderly sale process that they believe, in their business judgment, will maximize the value of these Assets for all such parties. As detailed in the Bidding Procedures (defined below), there are a series of deadlines incorporated in order to keep serious bidders engaged while facilitating a fair and efficient process.

16.            The Debtors respectfully request that the Court approve the relief requested herein, which establishes the framework for this process.

Relief Requested

17.            The Debtor requests entry of the Sale Procedures Order, substantially in the form attached hereto as Exhibit A:

a)	approving the bidding procedures (the “Bidding Procedures”)[2] for prospective bidders to qualify for and participate in an auction (the “Auction”) for the sale of all, substantially all, or a portion of the Debtor’s Assets (or any alternative transaction that may be proposed and and that would result in a higher and better recovery for stakeholders in the Bankruptcy case) in the form attached as Exhibit 1 to the Sale Procedures Order;

b)	approving the form and manner of the notice of the Auction, substantially in the form attached as Exhibit 2 to the Sale Procedures Order (the “Auction Notice”);

c)	authorizing, but not directing, the Debtor, to select one or more Stalking Horse Bidders and to provide, if needed, the Bid Protections to any Stalking Horse Bidder, as set forth in the Bidding Procedures, including (i) a break-up fee of up to three percent (3%) of the Purchase Price set forth in the Stalking Horse Bid, and (ii) reimbursement for the reasonable fees and expenses of the Stalking Horse Bidder up to one percent (1%) of the Purchase Price set forth in the Stalking Horse Bid (and in no event shall the total Bid Protections exceed 3% of the Purchase Price of the Stalking Horse Bid), with consent of the Supporting Committees (such consent not to be unreasonably withheld);

d)	approving the Assumption Procedures (as defined herein);

e)	approving the form and manner of the notice of the calculation of and objection to the undisputed cure amounts that must be paid to cure all prepetition defaults with respect to the assumption and assignment of certain contracts and leases, substantially in the form attached as Exhibit 3 to the Sale Procedures Order (the “Cure Notice”);

f)	establishing the following dates and deadlines with respect to the Auction (subject to modification as provided in the Bidding Procedures):

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2 Capitalized terms not otherwise defined shall have the meanings ascribed to such terms in the Bidding Procedures.

i.	Bid Deadline: January 30, 2018, at 5:00 p.m. (prevailing Eastern Time), as the deadline by which all Bids must be actually received in the form and manner specified in the Bidding Procedures;

ii.	Auction: February 6, 2018, at 10:00 a.m. (prevailing Eastern Time), as the date and time of the Auction, which will be held at the offices of Troutman Sanders LLP, 600 Peachtree Street NE, Suite 5200, Atlanta, GA 30308 (which location shall be confirmed and determined by the Debtors upon three (3) days’ notice prior to the Auction, which notice shall be given by first class mail or e-mail to all Qualified Bidders, counsel to the Supporting Committees, and any party who has given notice of their intent to attend the Auction); and

18.            The Debtors reserve the right to file and serve any supplemental documents, including any supplemental declaration summarizing the competitive bidding and auction process, and the results thereof, in support of any subsequent request for entry of an order related to the Bidding Procedures and the Auction, as appropriate and necessary in the Debtors’ business judgment.

Proposed Bidding and Sale Procedures

A.	Summary of Proposed Bidding Procedures.

19.            In accordance with Bankruptcy Rule 6004(f)(l), sales of property outside the ordinary course of business may be by private sale or by auction. The Debtors believe that good cause exists to expose the Assets to sale at an auction and to approve the procedures proposed herein. An auction conducted substantially in accordance with the Bidding Procedures will enable the Debtors to obtain the highest and best offers for the Assets, thereby maximizing value for the Debtors’ estates.

20.            Pursuant to the Bidding Procedures, the Debtors propose to sell all of their rights, title and interest in all or some of their Assets free and clear of any liens, interests, claims, charges or encumbrances in accordance with section 363 of the Bankruptcy Code (subject to any carve-out for encumbrances expressly provided for in a definitive purchase agreement between the Debtors and the Winning Bidder(s) and provided that any artifacts owned by RMST that are subject to the jurisdiction of the United States District Court for the Eastern District of Virginia (the “Admiralty Court”) and the Revised Covenants and Conditions (the “Covenants and Conditions”) set forth in Exhibit A to the August 12, 2010 Opinion of the Admiralty Court shall remain subject to the jurisdiction of the Admiralty Court and Covenants and Conditions). The Debtors propose that any encumbrances remaining with the Debtors’ estates shall attach to any proceeds resulting from the sale, net of any transaction costs and fees, in the same order of priority and subject to the rights, claims, defenses, and objections, if any, of all parties with respect thereto, subject to any further order of the Court.

21.            The Debtors propose, with consent of the Supporting Committees (such consent not to be unreasonably withheld), to designate one or more Stalking Horse Bidders at their discretion. The Stalking Horse Bid(s) shall constitute the minimum bid for all of the Assets or any Auction Lot as applicable. If the Debtors designate any Stalking Horse Bidder, they must do so by no later than January 16, 2018. Any Stalking Horse Bid shall be subject to higher or better offers for the applicable Assets.

22.            In addition, the proposed Bidding Procedures to be approved through the proposed Sale Procedures Order provide:3

Confidentiality Agreements

Potential Bidders must execute a confidentiality agreement (to be delivered prior to the distribution of any confidential information by the Debtors to a Potential Bidder) in form and substance satisfactory to the Debtors.

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3 This summary disclosure contains a description of only certain terms of the Bidding Procedures. A copy of the Bidding Procedures is attached to the Sale Procedures Order as Exhibit 1. The Bidding Procedures themselves should be consulted for a full description of the terms thereof. To the extent that there are any inconsistencies between the terms set forth herein and in the actual terms set forth in the Bidding Procedures, the Bidding Procedures shall control.

Requirement of Binding Offer

Potential Bidders must make a binding offer that provides for payment by the Qualified Bidder for the purchase of all of the Assets (or any portion thereof) pursuant to section 363 of the Bankruptcy Code.

Bid Deadline

On or prior to 5:00 p.m. (Prevailing Eastern Time) on January 30, 2018, or such later date as is agreed to by the Debtors in consultation with the Supporting Committees, each Potential Bidder (or group acting together as a Potential Bidder) must deliver a written offer which meets the criteria set forth in the Bidding Procedures.

Provisions Governing the Form of Qualified Bid

Potential Bidders must state in writing whether the Bid by the Potential Bidder is for all of the Debtors’ Assets or whether the Bid is structured as a purchase for less than substantially all of the Debtors’ Assets (each such Bid, a “Partial Bid”) and designate the Assets the Potential Bidder is bidding on, which may be one (1) or more of the following “lots” of Assets (each, an “Auction Lot”): (i) the common shares of RMST;[4] (ii) the entire artifact collection held by RMST; (iii) the operations of PRXI and/or any of its subsidiaries (with continued licensing rights for existing operations); and/or (iv) the assets of PRXI and/or any of its subsidiaries.

Potential Bidders must deliver a duly authorized and executed copy of the Modified Purchase Agreement, which includes the purchase price (the “Purchase Price”) for the Assets expressed in U.S. Dollars, which Purchase Price must meet or exceed the Reserve Price for all of the Debtors’ Assets or any Auction Lot, together with a marked copy showing any changes from the Asset Purchase Agreement.

Potential Bidders must include a signed written confirmation that their offer is irrevocable until the selection of the Winning Bidder and, if applicable, the Back-up Bidder. If such bidder is selected as a Winning Bidder, then such bidder’s offer shall be deemed to remain irrevocable until (i) the closing of the Sale Transaction if such Potential Bidder is the Winning Bidder or (ii) the Back-up Bid Termination Date if such Potential Bidder is the Back-up Bidder.

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4 Any Qualified Bid for common shares of RMST or other stock or equity interests held by the Debtors must include proper verifications or other evidence to the satisfaction of the Debtors that the Potential Bidder is an accredited investor pursuant to any applicable securities laws.

In addition to the foregoing, Potential Bidders must include or commit to the following in their respective Bids: (i) identify which of the Debtors’ executory contracts and unexpired leases, if any, are to be assumed and assigned in connection with the Sale Transaction, agree that the Potential Bidder will pay any and all related cure costs, if any, and provide any information requested by the Debtors and their legal and financial advisors, in consultation with the Supporting Committees, regarding such executory contracts and unexpired leases; (ii) in the case of a Bid that incorporates a credit bid, include a cash component sufficient to satisfy in full all senior liens on collateral subject to the credit bid, any administrative fees and/or carve-out for the retained professionals of the Debtors and Supporting Committees, and any Bid Protections given to a Stalking Horse Bidder; (iii) until and unless designated as a Stalking Horse Bidder, not request any expense reimbursement, break-up, “topping,” termination, contribution, or other similar fee or payment; (iv) contain written evidence of financing, access to funds or such other financial and other information that (A) provides evidence of funds equal to at least twenty percent (20%) more than the Purchase Price for the Assets or Auction Lots such Potential Bidder is bidding on and (B) will reasonably allow the Debtors, in consultation with the Supporting Committees, to make a determination as to such Potential Bidder’s financial and other capabilities to consummate the transactions contemplated by the Modified Purchase Agreement; (v) contain such information requested by the Debtors, in consultation with the Supporting Committees, regarding the identity of such Potential Bidder and each entity or person that will be required to obtain governmental, licensing or regulatory approval in connection with the consummation of the Sale Transaction; (vi) include a description of all governmental, licensing, regulatory or other consents or approvals that are required to close the Sale Transaction, together with evidence, satisfactory to the Debtors, in consultation with the Supporting Committees, of the ability to obtain such consents or approvals in a timely manner, as well as a description of any material contingencies or other conditions that will be imposed upon, or that will otherwise apply to, the obtainment or effectiveness of any such consents or approvals; (vii) include evidence of authorization and approval from such Potential Bidder’s board of directors, board of managers (or comparable governing body) or shareholders with respect to the submission, execution and delivery of the Modified Purchase Agreement, and the consummation of the transactions contemplated by the Modified Purchase Agreement; (viii) not be subject to a diligence contingency, a financing contingency or a tax contingency; (ix) set forth the anticipated timeframe for obtaining any required approvals and consummating the Sale Transaction; (x) be accompanied by a Good Faith Deposit; (xi) include a written acknowledgement by such Potential Bidder that it (A) agrees to all of the terms for sale set forth in the Bidding Procedures; (B) has had an opportunity to conduct any and all required due diligence regarding the Assets prior to making its Bid; (C) has relied solely upon its own independent review, investigation and/or inspection of any documents and/or the Assets in making its Bid; (D) did not rely up on any written or oral statements, representations, promises, warranties or guarantees whatsoever, whether express or implied (by operation of law or otherwise), regarding the Assets or the completeness of any information provided in connection therewith or with the Auction, except as expressly stated in the Asset Purchase Agreement; and (D) until and unless designated as a Stalking Horse Bidder, is not entitled to any expense reimbursement, break-up fee, topping fee, or similar type of payment in connection with its Bid; and (xii) include such other information as may be reasonably requested in writing by the Debtors, in consultation with the Supporting Committees, at least five (5) business days prior to the Auction.

Notwithstanding the foregoing requirement, the Debtors expressly reserve the right to determine, after consultation with the legal and financial advisors to the Supporting Committees, that a Bid meeting the above requirements is nonetheless not a Qualified Bid for any reason whatsoever, including because the Bid does not fit within the Reserve Price.

Good Faith Deposit

Bids must be accompanied by a good faith deposit (the “Good Faith Deposit”) in readily available funds in the form of cash, a wire transfer (to a bank account specified by the Debtors) or certified check payable to Premier Exhibitions, Inc. in an amount equal to ten percent (10%) of the Purchase Price.

If a Winning Bidder or Back-Up Bidder fails to consummate a proposed transaction because of a breach or failure to perform on the part of such Winning Bidder or Back-Up Bidder, in addition to any and all rights, remedies, and/or causes of action that may be available to the Debtors, the defaulting Winning Bidders’ or Back-Up Bidder’s Good Faith Deposit shall be forfeited to the Debtors, and such Good Faith Deposit shall irrevocably become property of the Debtors.

Qualified Bid Deadline

The Debtors shall make a determination, in consultation with the legal and financial advisors to the Supporting Committees, regarding whether a Bid is a Qualified Bid, and notify such Qualified Bidders of their qualification by no later than February 1, 2018.

Stalking Horse Break-Up Fee and Expense Reimbursement

The Debtors may, with consent of the Supporting Committees (such consent not to be unreasonably withheld), select one (1) or more Stalking Horse Bidders for all of the Assets or for any Auction Lot. If a Stalking Horse Bidder is designated, the Debtors reserve the right to provide, in their discretion and in consultation with the Supporting Committees, to provide certain Bid Protections, which shall consist of (i) paying a Stalking Horse Bidder a Break-Up Fee of up to three percent (3%) of the Purchase Price set forth in a Stalking Horse Bid as agreed by the Debtor and the Stalking Horse Bidder and/or (ii) Expense Reimbursement for the reasonable fees and expenses of any Stalking Horse Bidder (in an amount not to exceed 1% of the Purchase Price set forth in a Stalking Horse Bid, and provided that the total Bid Protections shall not exceed 3% of the Purchase Price set forth in a Stalking Horse Bid) as agreed by the Debtors and that Stalking Horse Bidder.

The payment of the Bid Protections on the terms agreed to by the Debtors and any Stalking Horse Bidder, in consultation with the Supporting Committees, shall be deemed approved pursuant to the Sale Procedures Order, and shall not require any further approval by the Bankruptcy Court. Until paid, any Break-Up Fee and the Expense Reimbursement provided pursuant to the Sale Procedures Order shall constitute allowed administrative expense claims arising in the Debtor’s bankruptcy case under sections 503(b) of the Bankruptcy Code, provided that any Break-Up Fee or Expense Reimbursement shall be payable only from the proceeds of an alternative transaction.

Any Stalking Horse Bidder shall have no right to credit bid the Bid Protections for any subsequent bids made by such Stalking Horse Bidder, but the Debtors, in consultation with the Supporting Committees, may consider the Bid Protections in evaluating and determining whether a bid is higher and better.

Bidding Increments	The initial Overbid must exceed the Baseline Bid, in the first round of bidding, and the Leading Bid, in each subsequent round, by 0.5% of the Baseline Bid (the “Minimum Overbid Increment”).
Treatment of Break-Up Fee and Expense Reimbursement at Auction

If the Debtors designated a Stalking Horse Bidder with respect to any Auction, any Bid at such Auction must exceed the Stalking Horse Bid by at least (i) the Break-Up Fee (if any) and (ii) the Expense Reimbursement (if any), in addition to meeting any Minimum Overbid Increment.

Provisions Governing Modifications to Bidding Procedures

The Debtors reserve their rights, in the exercise of their fiduciary obligations, with consent of the Supporting Committees (such consent not to be unreasonably withheld) or order of the Bankruptcy Court, to modify the Bidding Procedures or impose, at or prior to the Auction, additional customary terms and conditions on the sale of the Assets, including, without limitation, extending the deadlines set forth in the Bidding Procedures, modifying bidding increments, modifying Reserve Prices, adjourning or canceling the Auction and/or adjourning any hearing to approve any Sale Order in open court without further notice..

Provisions Governing Back-up Bidders

If the Winning Bidder fails to consummate any sale for any reason, then the respective Back-Up Bid will be deemed to be a Winning Bid and the Debtor shall be authorized, but not required, to effectuate the transactions contemplated by the respective Back-Up Bid without further order of the Bankruptcy Court. The Debtor and any other person may pursue any and all remedies available under law against the Winning Bidder in connection with its failure to consummate any sale.

B.	Form and Manner of the Auction Notice.

23.            Within three (3) business days of the entry of the Sale Procedures Order, the Debtor shall cause the Auction Notice to be (a) published in national editions of either the USA Today, Wall Street Journal, or the New York Times, in the discretion of the Debtors after consultation with the Supporting Committees; (b) made available online on this Court’s website at http://www.flmb.uscourts.gov/cmecf/; and (c) served upon the following parties or, in lieu thereof, to their counsel, if known: (i) the U.S. Trustee; (ii) the attorneys for the Supporting Committee; (iii) attorneys for the DIP Lender, (iv) attorneys for the prepetition lenders; (v) all parties who are known or reasonably believed to have asserted any lien, encumbrance, claim or other interest in the Assets, including all known creditors holding secured claims against the Debtors’ estates; (vi) all Potential Bidders previously identified or otherwise known to the Debtors; (vii) the parties included on the Debtors’ consolidated list of thirty (30) largest unsecured creditors; (viii) the Internal Revenue Service; and (ix) all parties who have requested notice in these chapter 11 cases pursuant to Local Rule 2002-1.

24.            The Debtors submit that the Auction Notice is reasonably calculated to provide all interested parties with timely and proper notice of the proposed bidding and auction processes, including: (a) the date, time and place of the Auction; (b) the Bidding Procedures and the dates and deadlines related thereto; (c) a reasonably specific description of the criteria by which Bids will be evaluated; and (d) instructions for promptly obtaining access to due diligence materials. The Debtors submit that such notice is good, adequate, sufficient and proper notice of the Bidding Procedures and the Auction. The Debtors respectfully request that the Court waive and dispense with any other notice that may be required pursuant to any Bankruptcy Rule or any Local Rule.

C.	Procedures for the Assumption and Assignment of Assigned Contracts and Leases

25.            In addition to those procedures set forth above, the Debtors are also seeking approval of certain procedures (the “Assumption Procedures”) to facilitate the fair and orderly assumption and assignment of certain of the Debtors’ executory contracts and unexpired leases (each an “Assumed and Assigned Contract”) in conjunction with any sale contemplated by a Winning Bid.

26.            The proposed Assumption Procedures are as follows:

a)	Cure Notice. As soon as reasonably practicable after the entry of the Sale Procedures Order, the Debtors propose to file with the Court a schedule setting forth the proposed Cure Amounts (as defined herein) and serve the Cure Notice on each contract counterparty (each a “Contract Counterparty”) under each Assumed and Assigned Contract by first class mail, postage prepaid, facsimile, electronic transmission, hand delivery or overnight mail. The Cure Notice shall set forth: (i) the contract(s) and/or lease(s) that may be assumed by the Debtors and assigned in connection with a sale; (ii) the name and address of the Contract Counterparty thereto; (iii) the amount, if any, determined by the Debtors or by the Bankruptcy Court to be necessary to be paid to cure any existing default in accordance with sections 365(b) and 365(f)(2) of the Bankruptcy Code (the “Cure Amount”); and (iv) the deadline by which any such Contract Counterparty must file an objection to the proposed Cure Amount; provided, however, that the presence of any contract or lease on a Cure Notice does not constitute an admission that such contract or lease is an executory contract or unexpired lease.

b)	Objections to Cure Amounts. The Debtors propose that objections to any Cure Amount, must: (i) be in writing; (ii) conform to the applicable provisions of the Bankruptcy Rules, the Local Rules and any case management order entered in this case; (iii) state with particularity the legal and factual basis for the objection and the specific grounds therefor; and (iv) be filed with the Court and served, so as to be actually received no later than ten (10) days after the Cure Notice is served, on: (i) the Debtors: RMS Titanic, Inc., in care of Troutman Sanders LLP, 600 Peachtree Street NE, Suite 5200, Atlanta, GA 30308, attention: Jeffery W. Cavender, Tel: (404) 885-3000, Fax: (404) 885-3900, (Email: jeffery.cavender@troutmansanders.com); with copies to Nelson Mullins Riley & Scarborough LLP, 50 N. Laura Street, Suite 4100, Jacksonville, FL 32202, attention: Daniel F. Blanks, Tel: (904) 665-3656, Fax: (904) 665-3699 (Email: daniel.blanks@nelsonmullins.com); (ii) the Creditors’ Committee: Official Committee of Unsecured Creditors of RMS Titanic, Inc. and its debtor affiliates, in care of Storch Amini PC, 140 East 45th Street, 25th Floor, New York, NY 10017, attention: Jeffrey Chubak, Tel: (212) 497-8247, Fax: (212) 490-4208 (Email: jchubak@storchamini.com); with copies to Thames Markey & Heekin, P.A., 50 N. Laura Street, Suite 1600, Jacksonville, FL 32202, attention: Richard R. Thames, Tel: (904) 358-4000, Fax: (904) 358-4001 (Email: rrt@tmhlaw.net); and (iii) the Equity Committee: Official Committee of Equity Security Holders of Premier Exhibitions, Inc., in care of Landau Gottfried & Berger LLP, 1801 Century Park East, Suite 700, Los Angeles, CA 90067, attention: Peter J. Gurfein, Tel: (310)-691-7374, Fax: (310) 557-0056 (Email: pgurfein@LGBFirm.com); with copies to Akerman, LLP, 50 N. Laura Street, Suite 3100, Jacksonville, FL 32202, attention: Jacob A. Brown, Tel: (904) 798-3700, Fax: (904) 798-3730 (Email: jacob.brown@akerman.com).

c)	Assumption and Assignment Notice. As soon as reasonably practicable after the selection of a Winning Bid, the Debtors propose to file with the Court a schedule setting forth the contracts and/or leases proposed to be assumed and assigned and serve the Assumption and Assignment Notice on each Contract Counterparty under each proposed Assumed and Assigned Contract by first class mail, postage prepaid, facsimile, electronic transmission, hand delivery or overnight mail. The Assumption and Assignment Notice shall set forth: (i) the Winning Bidder(s); (ii) the contract(s) and/or lease(s) that may be assumed by the Debtors and assigned to the Winning Bidder(s); (iii) the name and address of the Contract Counterparty thereto; (iv) the proposed effective date of the assignment (subject to the right of the applicable Debtor and Winning Bidder(s) to withdraw such request for assumption and assignment prior to the consummation of the sale); (v) a statement as to the Winning Bidder(s)’ ability to perform the Debtors’ obligations under such contract(s) and/or lease(s); and (vi) the deadline by which any such Contract Counterparty must file an objection to the proposed assumption and assignment; provided, however, that the presence of any contract or lease on an Assumption and Assignment Notice does not constitute an admission that such contract or lease is an executory contract or unexpired lease.

d)	Objections to Assumption and Assignment. The Debtors propose that objections to the assumption and assignment of any executory contract or unexpired lease must: (i) be in writing; (ii) conform to the applicable provisions of the Bankruptcy Rules, the Local Rules and any case management order entered in this case; (iii) state with particularity the legal and factual basis for the objection and the specific grounds therefor; and (iv) be filed with the Court and served, so as to be actually received no later than ten days after the Assumption and Assignment notice is served, on: (i) the Debtors: RMS Titanic, Inc., in care of Troutman Sanders LLP, 600 Peachtree Street NE, Suite 5200, Atlanta, GA 30308, attention: Jeffery W. Cavender, Tel: (404) 885-3000, Fax: (404) 885-3900, (Email: jeffery.cavender@troutmansanders.com); with copies to Nelson Mullins Riley & Scarborough LLP, 50 N. Laura Street, Suite 4100, Jacksonville, FL 32202, attention: Daniel F. Blanks, Tel: (904) 665-3656, Fax: (904) 665-3699 (Email: daniel.blanks@nelsonmullins.com); (ii) the Creditors’ Committee: Official Committee of Unsecured Creditors of RMS Titanic, Inc. and its debtor affiliates, in care of Storch Amini PC, 140 East 45th Street, 25th Floor, New York, NY 10017, attention: Jeffrey Chubak, Tel: (212) 497-8247, Fax: (212) 490-4208 (Email: jchubak@storchamini.com); with copies to Thames Markey & Heekin, P.A., 50 N. Laura Street, Suite 1600, Jacksonville, FL 32202, attention: Richard R. Thames, Tel: (904) 358-4000, Fax: (904) 358-4001 (Email: rrt@tmhlaw.net); and (iii) the Equity Committee: Official Committee of Equity Security Holders of Premier Exhibitions, Inc., in care of Landau Gottfried & Berger LLP, 1801 Century Park East, Suite 700, Los Angeles, CA 90067, attention: Peter J. Gurfein, Tel: (310)-691-7374, Fax: (310) 557-0056 (Email: pgurfein@LGBFirm.com); with copies to Akerman, LLP, 50 N. Laura Street, Suite 3100, Jacksonville, FL 32202, attention: Jacob A. Brown, Tel: (904) 798-3700, Fax: (904) 798-3730 (Email: jacob.brown@akerman.com).

e)	Effect of Filing an Objection to a Cure Notice or Assumption and Assignment Notice. A properly filed and served objection to a Cure Notice or Assumption and Assignment Notice will reserve such objecting party’s rights against the Debtors with respect to the relevant assumption and assignment and/or objection to the Cure Amount of a contract or lease, but will not constitute an objection to the remaining relief requested in this motion.

f)	Hearing on Objections. If any objection to the proposed assumption and assignment of a contract or lease or related Cure Amount is timely filed, a hearing with respect to such objection will be held before the Court. A hearing regarding the Cure Amount, if any, may be continued until after the closing of the sale.

Basis for Relief

A.	The Court Should Approve the Sale Procedures.

1.	Bidding Procedures Are Fair, Appropriate and Will Maximize the Value Received for the Assets.

27.            The paramount goal in any proposed sale of property of the estate is to maximize the proceeds received by the estate. To that end, courts uniformly recognize that procedures intended to promote competitive bidding are consistent with this goal and therefore are appropriate in the context of bankruptcy sales. See, e.g., In re Fin’l News Network, Inc., 126 B.R. 152, 156 (Bankr. S.D.N.Y. 1991) (“court-imposed rules for the disposition of assets . . . [should] provide an adequate basis for comparison of offers, and [should] provide for a fair and efficient resolution of bankrupt estates”).

28.            Procedures to dispose of assets, similar to those delineated in the proposed Bidding Procedures, have previously been approved by this Court in multiple cases. See, e.g., In re LDG South, LLC, No. 9:09-bk-24038-ALP, 2010 Bankr. LEXIS 5291 (Bankr. M.D. Fla. May 27, 2010); In re Amelia Island Co., No. 3:09-bk-09601, 2010 Bankr. LEXIS 5396 (Bankr. M.D. Fla. July 9, 2010).

29.            Moreover, the Bidding Procedures are the product of the Debtors’ sound business judgment. Pursuant to section 363(b)(1) of the Bankruptcy Code, the Court may permit the debtor to “use, sell, or lease, other than in the ordinary course of business, property of the estate.” 11 U.S.C. § 363(b)(1). However, a debtor’s decisions to use, sell or lease assets outside the ordinary course of business must be based upon a sound business purpose. See Comm. of Equity Sec. Holders v. Lionel Corp. (In re Lionel Corp.), 722 F.2d 1063, 1071 (2d Cir. 1983) (“The rule we adopt requires that a judge determining a § 363(b) application expressly find from the evidence presented before him at the hearing a good business reason to grant such an application.”); In re Montgomery Ward Holding Corp., 242 B.R. 147, 153 (Bankr. D. Del. 1999) (“In determining whether to authorize the use, sale or lease of property of the estate under this section, courts require the debtor to show that a sound business purpose justifies such actions.”); In re Trans World Airlines Inc., No. 01-0056, 2011 WL 1820326, at *10 (Bankr. D. Del. Apr. 2, 2011) (“It is not the function of a bankruptcy court to independently exercise a business judgment as to which proposal among competing proposals should be adopted by the debtor in effecting a § 363(b) sale.”); see also In re Ionosphere Clubs, Inc., 100 B.R. 670, 675 (Bankr. S.D.N.Y. 1989) (noting that there must be “some articulated business justification, other than appeasement of major creditors” for granting a section 363(b) motion).

30.            Courts are consistently and understandably reluctant to interfere with corporate decisions “unless it is shown that the bankrupt’s decision was one taken in bad faith or in gross abuse of the bankrupt’s retained business discretion.” Lubrizol Enters., Inc. v. Richmond Metal Finishers, Inc., 756 F.2d 1043, 1047 (4th Cir. 1985); see also Official Comm. of Subordinated Bondholders v. Integrated Res., Inc. (In re Integrated Res., Inc.), 147 B.R. 650, 656 (S.D.N.Y. 1992), appeal dismissed, 3 F.3d 49 (2d Cir. 1993) (“Courts are loath to interfere with corporate decisions absent a showing of bad faith, self-interest, or gross negligence.”).

31.            The Debtors believe that the Bidding Procedures will establish fair parameters to test the value at an auction while doing so in a timely manner. These procedures will increase the likelihood that the Debtors’ creditors and equity security holders will receive the greatest possible consideration for their Assets because they will ensure a competitive and fair bidding process.

32.            The Debtors also believe that the proposed Bidding Procedures will promote active bidding from seriously interested parties and will dispel any doubt as to the best and highest offer reasonably available for the Debtors’ Assets. In particular, the proposed Bidding Procedures will allow the Debtor to conduct an Auction in a controlled, fair and open fashion that will encourage participation by financially capable bidders who demonstrate the ability to close a transaction.

33.            Further, the Bidding Procedures and the Auction process have been developed in coordination with and agreed to by the Supporting Committees. Accordingly, the proposed Bidding Procedures are reasonable, appropriate and within the Debtors’ sound business judgment.

2.	Credit Bidding Should be Authorized.

34.            Section 363(k) of the Bankruptcy Code provides that, unless the court orders otherwise for cause, the holder of a claim secured by property that is the subject of a section 363 sale “may bid at such sale, and, if the holder of such claim purchases such property, such holder may offset such claim against the purchase price of such property.” 11 U.S.C. § 363(k). Even if a secured creditor is undersecured, as determined in accordance with section 506(a) of the Bankruptcy Code, it may bid the total face value of its claim—rather than the claim’s economic value—on its collateralized assets under section 363(k). See Cohen v. KB Mezzanine Fund II, LP (In re Submicron Sys. Corp.), 432 F.3d 448, 459-60 (3d Cir. 2006) (“It is well settled among district and bankruptcy courts that creditors can bid the full face value of their secured claims under § 363(k).”).

35.            Pursuant to the Bidding Procedures, holders of allowed secured claims are entitled to credit bid their respective secured claims pursuant to section 363(k) of the Bankruptcy Code. Here, to the extent that allowed secured claims are secured by the Assets being bid upon, the secured creditor should be permitted to credit bid up to the amount of its secured claim in order to purchase the Assets. There is no cause not to permit credit bidding.

3.	The Form and Manner of Notice is Appropriate.

36.            The Debtors believe that they will obtain the maximum recovery for creditors of the estates if the Assets are sold through a well-advertised sale and auction.

37.            Under Bankruptcy Rules 2002(a) and (c), the Debtors are required to notify creditors of the proposed sale of the Debtors’ Assets, including a disclosure of the time and place of an auction, the terms and conditions of a sale, and the deadline for filing any objections. The Debtors submit that the notice procedures herein comply fully with Bankruptcy Rule 2002 and are reasonably calculated to provide timely and adequate notice of any potential sale by Auction to the Debtors’ creditors and other interested parties, as well as to those parties who have expressed an interest, or may express an interest, in bidding on the Assets. The proposed timeframe between the filing of this Motion, the commencement of the bidding process and the Auction should provide interested purchasers ample time to participate in the Auction.

4.	The Proposed Break-Up Fee and Expense Reimbursement Are Appropriate Under the Circumstances.

38.            As set forth in the Bidding Procedures, in the event the Debtors and the Supporting Committees agree to select one (1) or more Stalking Horse Bidders, the Debtors request the right, in their discretion in consultation with the Supporting Committees, to provide Bid Protections to any Stalking Horse Bidder(s) if the Debtors sell the relevant Assets to an alternative purchaser other than the Stalking Horse Bidder(s). The Bid Protections may include (a) a potential Break-Up Fee in the amount of up to three percent (3%) of the Purchase Price set forth in any Stalking Horse Bid; and/or (b) reimbursement of any Stalking Horse Bidder’s reasonable fees and expenses (in an amount not to exceed 1% of the Purchase Price set forth in a Stalking Horse Bid, and provided that the total Bid Protections shall not exceed 3% of the Purchase Price set forth in a Stalking Horse Bid). The Bid Protections are to be paid only from the proceeds of an alternative transaction.

39.            Bid protections are standard and oftentimes necessary components of sales outside the ordinary course of business under section 363 of the Bankruptcy Code. Bid protections encourage a potential purchaser to invest the requisite time, money and effort to conduct due diligence and sale negotiations with a debtor despite the inherent risks and uncertainties of the chapter 11 process. Integrated Res., 147 B.R. at 660 (“Break-up fees and other strategies may be legitimately necessary to convince a ‘white knight’ to enter the bidding by providing some form of compensation for the risks it is undertaking” and the expenses it incurs by having its offer held open, subject to higher and better offers); see also In re ALC Holdings, LLC, Case No. 11-13853 (MFW) (Bankr. D. Del. Jan. 10, 2012) (approving expense reimbursement in favor of stalking horse purchaser that also served as administrative agent and postpetition lender).

40.            Proposed bid protections should be approved in cases where implementing them would serve the best interests of the estate. In re S.N.A. Nut Co., 186 B.R. 98, 104 (Bankr. N.D. Ill. 1995); see also In re America West Airlines, Inc., 166 B.R. 908, 912 (Bankr. D. Ariz. 1994); In re 995 Fifth Ave. Assocs. L.P., 96 B.R. 24, 28 (Bankr. S.D.N.Y. 1989). Typically, this means that some benefit must be provided to the debtor’s estate. Calpine Corp. v. O’Brien Envtl. Energy, Inc. (In re O’Brien Envtl. Energy, Inc.), 181 F.3d 527, 533 (3d Cir. 1999) (“Such fees [to the stalking horse bidder] could be awarded under [section 503] only if [its] participation in the bidding process was necessary to accord the estate an actual benefit.”); Integrated Res., 147 B.R. at 660 (“Break-up fees are important tools to encourage bidding and to maximize the value of the debtor’s assets.”)

41.            In Calpine Corp., the Third Circuit found that whether breakup fees and expenses could be paid to Calpine Corp. as a “stalking horse” depended on whether such fees were necessary to preserve the value of the estate. Calpine Corp., 181 F.3d at 536. More specifically, the court determined that whether these protections were “necessary” depended on whether they provided a benefit to the debtor’s estate by promoting competitive bidding or researching the value of the assets at issue to increase the likelihood that the selling price reflected the true value of the company. Id. at 537. Here, the Debtors believe that approval of the Bid Protections will help create such a competitive bidding process by encouraging Stalking Horse Bids, which would set a floor for the value of the relevant Assets and attract other potential buyers to bid.

42.            A proposed break-up fee should be approved so long as it is reasonable in light of a stalking horse bidder’s projected efforts and, in terms of its percentage and amount, is of the same order of magnitude as break-up fees approved in other cases. Courts typically approve break-up fees that are capped at 3% of the stalking horse bid. See, e.g., In re Global Home Products LLC, et al., Case No. 06-10340 (KG) (Bankr. D. Del. July 14, 2006) (order approving a breakup fee of $650,000 or 3.1% of purchase price of $21 million); In re Fruit of the Loom, Inc., Case No. 99-4497 (PJW) (Bankr. D. Del. Dec. 11, 2001) (approving a $25 million, or 3% of purchase price, breakup fee); In re Caldor, Inc., Case No. 95-B-44080 (JLG) (Bankr. S.D.N.Y. Feb. 4, 1999) (order approving breakup fees of $1,900,000 on purchase price of $75,735,000 and $3,550,000 on purchase price of $142,000,000 or approximately 2.5%).

43.            Here, the proposed Break-Up Fee satisfies these criteria because, if paid, it will be capped at three percent (3%) of the Purchase Price in the Stalking Horse Bid. The Break-Up Fee is reasonable and consistent with the range of bid protections typically approved in bankruptcy courts in this District and elsewhere. Additionally, the Expense Reimbursement is reasonable, and higher expense reimbursements have been approved in this District. See In re Antaramian Props., Inc., 564 B.R. 762 (M.D. Fla. 2016); In re Amelia Island Co., 2010 Bankr. LEXIS 5396.

44.            The Debtors believe that the proposed Bid Protections, if implemented, are fair and would reasonably compensate the Stalking Horse Bidder(s) for taking actions that will benefit the Debtors’ estates. The Bid Protections, if implemented, will compensate the Stalking Horse Bidder(s) for the time, diligence, and professional fees incurred in negotiating the terms of the definitive Asset Purchase Agreement.

45.            Also, the Debtors do not believe that the Bid Protections would have a chilling effect on the sale process. Rather, the Stalking Horse Bidder(s), if designated, will increase the likelihood that the Debtors will receive the best possible price for the Assets, by permitting other Qualified Bidders to rely on the diligence performed by the Stalking Horse Bidder, and moreover, by allowing Qualified Bidders to utilize the Stalking Horse Bid as a platform for negotiations and modifications in the context of a competitive bidding process.

WHEREFORE, the Debtors respectfully request that the Court grant the relief requested herein and such other and further relief as the Court may deem proper.

[Signature on Next Page]

Dated: November 14, 2017	NELSON MULLINS RILEY & SCARBOROUGH LLP

By:   /s/ Daniel F. Blanks___________________

Daniel F. Blanks (FL Bar No. 88957)

Lee D. Wedekind, III (FL Bar No. 670588)

50 N. Laura Street, Suite 4100

Jacksonville, Florida 32202

(904) 665-3656 (direct)

(904) 665-3699 (fax)

daniel.blanks@nelsonmullins.com

lee.wedekind@nelsonmullins.com

Co-Counsel for the Debtors and Debtors in Possession

and

TROUTMAN SANDERS LLP

Jeffery W. Cavender (Ga. Bar No. 117751)

Stephen S. Roach (Ga. Bar No. 463206)

600 Peachtree Street NE, Suite 5200

Atlanta, GA 30308

(404) 885-3000 (phone)

(404) 962-6990 (fax)

jeffery.cavender@troutmansanders.com

stephen.roach@troutmansanders.com

Co-Counsel for the Debtors and Debtors in Possession

CERTIFICATE OF SERVICE

I HEREBY CERTIFY that a true and correct copy of the foregoing was electronically filed with the Clerk of the Court using CM/ECF on November 14, 2017. I also certify that the foregoing document is being served this day on the following counsel of record via transmission of Electronic Filing generated by CM/ECF:

David W. Baddley, Esq.

U.S. Securities and Exchange Commission

Office of Reorganization

950 E. Paces Ferry Road, NE, Suite 900

Atlanta GA 30326

(404) 842-7625

atlreorg@sec.gov

Attorneys for U.S. Securities and Exchange Commission

Jay B. Verona, Esq.

Shumaker, Loop & Kendrick, LLP

101 E. Kennedy Blvd., Suite 2800

Tampa, FL 33602

(813) 229-7600

jverona@slk-law.com

Attorneys for George F. Eyde

Orlando, LLC and Louis J. Eyde

Orlando, LLC

Scott E. Bomkamp, Esq.

Office of the United States Trustee

Middle District of Florida

400 W. Washington Street, Suite 1100

Orlando FL 32801

(407) 648-6301 ext. 150

scott.e.bomkamp@usdojgov

Attorneys for Guy G. Gebhardt,

Acting U.S. Trustee for Region 21

Scott M. Grossman, Esq.

Greenberg Traurig

401 East Las Olas Boulevard, Suite 2000
Fort Lauderdale, FL 33301
(954) 768-5212
grossmansm@gtlaw.com

Attorneys for Lang Feng, Haiping Zou,

Jihe Zhang, and High Nature Holdings

Limited

Ari Newman, Esq.

Greenberg Traurig, P.A.

333 S.E. 2nd Avenue, Suite 4400

Miami, FL 33131

(305) 579-0500

newmanar@gtlaw.com

Attorneys for Lang Feng, Haiping Zou,

Jihe Zhang, and High Nature Holdings

Limited

Jason B. Burnett, Esq.

Alexandria V. Hill, Esq.

GrayRobinson, P.A.

50 N. Laura Street, Suite 1100

Jacksonville, FL 32202

(904) 598-9929

jason.burnett@gray-robinson.com

alexandria.hill@gray-robinson.com

Attorneys for 417 Fifth Avenue Real Estate, LLC

Andrew T. Jenkins, Esq. Bush Ross, P.A. P.O. Box 3913 Tampa, FL 33601-3913 (813) 224-9255 ajenkins@bushross.com Attorneys for Bank of America, N.A

Theodore B. Randles, Esq.

U.S. Dept. of Justice

1100 L Street NW, Suite 10060

Washington, DC 20005

(202) 307-3242

Theodore.B.Randles@usdoj.gov

Attorneys for the United States Department of Commerce, National Oceanic and Atmospheric Administration

Kathy A. Jorrie, Esq. Pillsbury Winthrop Shaw Pittman LLP 725 S. Figueroa Street, Suite 2800 Los Angeles, CA 90017 (213) 488-7251 Kathy.jorrie@pillsburylaw.com Attorneys for AEG Live, Inc.

Oscar E. Sanchez, Esq.

Goldberg Segalla, LLP

222 Lakeview Avenue, Suite 800

West Palm Beach, FL 33401

(786) 814-4804

osanchez@goldbergsegalla.com

aburno@goldbergsegalla.com

mmartiez@goldbergsegalla.com

Attorneys for Structure Tone, Inc.

J. Ellsworth Summers, Jr., Esq. Burr Forman, LLP 50 N. Laura Street, Suite 3000 Jacksonville, FL 32202 (904) 232-7200 esummers@burr.com Attorneys for Michael J. Little

Norman P. Fivel, Esq.

Assistant Attorney General

Office of the New York State Attorney General

Civil Recoveries Bureau, Bankruptcy Litigation Unit

The Capitol

Albany, NY 12224-0341

(518) 776-2264

norman.fivel@ag.ny.gov

Attorneys for New York Dept. of Taxation

and Finance

D. Marcus Braswell, Jr., Esq.

Sugarman & Susskind, P.A.

100 Miracle Mile, Suite 300

Coral Gables, FL 33134

(305) 529-2801

mbraswell@sugarmansusskind.com

Attorneys for Theatrical Protective Union, Local No. One, IATSE

Chris Broussard, Esq.

Suzy Tate, Esq.

Suzy Tate, P.A.

14502 N. Dale Mabry Highway, Suite 200

Tampa, FL 33618

(813) 264-1685

cbrouss@suzytate.com

suzy@suzytate.com

Attorneys for The Armada Group GP, Inc.

Richard R. Thames, Esq. Thames Markey & Heekin, P.A. 50 N. Laura Street, Suite 1600 Jacksonville, FL 32202 (904) 358-4000 rrt@tmhlaw.net Attorneys for Official Committee of Unsecured Creditors

Via U.S. Mail

A-1 Storage and Crane 2482 197th Avenue Manchester, IA 52057	ABC Imaging 1155 21st Street NW Suite M400 Washington, DC 20036
A.N. Deringer, Inc. PO Box 11349 Succursale Centre-Ville Montreal, QC H3C 5H1	ATS, Inc. 1900 W. Anaheim Street Long Beach, CA 90813
Broadway Video 30 Rockefeller Plaza 54th Floor New York, NY 10112	CBS Outdoor/Outfront Media 185 US Highway 48 Fairfield, NJ 07004
Dentons Canada LLP 250 Howe Street 20th Floor Vancouver, BC V6C 3R8	Enterprise Rent-A-Car Canada 709 Miner Avenue Scarborough, ON M1B 6B6
Expedia, Inc. 10190 Covington Cross Drive Las Vegas, NV 89144	George Young Company 509 Heron Drive Swedesboro, NJ 08085
Gowling Lafleuer Henderson 550-2300 Burrard Street Vancouver, BC V6C 2B5	Hoffen Global Ltd. 305 Crosstree Lane Atlanta, GA 30328
Kirvin Doak Communications 5230 W. Patrick Lane Las Vegas, NV 89118	MNP LLP 15303 - 31st Avenue Suite 301 Surrey, BC V3Z 6X2
Morris Visitor Publications PO Box 1584 Augusta, GA 30903	NASDAQ Stock Market, LLC 805 King Farm Blvd. Rockville, MD 20850

National Geographic Society 1145 - 17th Avenue NW Washington, DC 20036	NYC Dept. of Finance PO Box 3646 New York, NY 10008
PacBridge Limited Partners 22/F Fung House 19-20 Connaught Road Central Hong Kong	Pallet Rack Surplus, Inc. 1981 Old Covington Cross Road NE Conyers, GA 30013
Ramparts, Inc. d/b/a Luxor Hotel and Casino 3900 Las Vegas Blvd. South Las Vegas, NV 89119	Screen Actors Guild 1900 Broadway 5th Floor New York, NY 10023
Seaventures, Ltd. 5603 Oxford Moor Blvd. Windemere, FL 34786	Sophrintendenza Archeologica di Napoli e Pompei Piazza Museo 19 Naples, Italy 80135
Syzygy3, Inc. 1350 6th Avenue 2nd Floor New York, NY 10019	Time Out New York 475 Tenth Avenue 12th Floor New York, NY 10018
TPL 3340 Peachtree Road Suite 2140 Atlanta, GA 30326	TSX Operating Co. 70 West 40th Street 9th Floor New York, NY 10018
Verifone, Inc. 300 S. Park Place Blvd. Clearwater, FL 33759	Sam Weiser 565 Willow Road Winnetka, IL 60093
WNBC - NBC Universal Media 30 Rockefeller Center New York, NY 10112	United States Attorney’s Office Middle District of Florida 300 N. Hogan Street, Suite 700 Jacksonville, FL 32202
Jonathan B. Ross, Esq. Gowling WLG (Canada) LLP 550 Burrard Street, Suite 2300, Bentall 5 Vancouver, BC V6C 2B5	Christine R. Etheridge, Esq. Bankruptcy Administration Wells Fargo Vendor Financial Services, LLC PO Box 13708 Macon, GA 31208

TSX Operating Co., LLC c/o James Sanna 70 W. 40th Street New York, NY 10018 Creditor Committee	Dallian Hoffen Biotechnique Co., Ltd. c/o Ezra B. Jones 305 Crosstree Lane Atlanta, GA 30328 Creditor Committee
B.E. Capital Management Fund LP Thomas Branziel 205 East 42nd Street , 14th Floor New York, NY 10017 Creditor Committee

EXHIBIT A

UNITED STATES BANKRUPTCY COURT
MIDDLE DISTRICT OF FLORIDA
JACKSONVILLE DIVISION

In re:
Case No. 3:16-bk-02230-PMG
RMS TITANIC, INC., et al.,[1]	Chapter 11 (Jointly Administered)

Debtors.

_______________________

ORDER (I) APPROVING PROCEDURES IN CONNECTION WITH THE SALE OF ALL OR SUBSTANTIALLY ALL OF THE DEBTORS’ ASSETS; (II) SCHEDULING A RELATED AUCTION; (III) APPROVING PROCEDURES RELATED TO THE ASSUMPTION OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES; (IV) APPROVING THE FORM AND MANNER OF NOTICE THEREOF; (V)
APPROVING BID PROTECTIONS; AND (VI) GRANTING RELATED RELIEF

This matter coming before the Court on the motion (the “Motion”)2 of the above-captioned debtors and debtors in possession (the “Debtors”) for entry of an Order pursuant to sections 105, 363, 365, 503, and 507 of title 11 of the United States Code, 11 U.S.C. § 101, et seq. (the “Bankruptcy Code”), Rules 2002, 6004, 6006 and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) and Rule 2002-1 of the Local Rules of the United States Bankruptcy Court for the Middle District of Florida (the “Local Rules”) to, among other things, authorize the Debtors to adopt certain procedures in connection with the sale of all or substantially all of their Assets, including the payment of one or more Bid Protections (subject to the limits and procedures set forth in the Bidding Procedures); the Court, having entered the Order (the “PSA Order”) Authorizing The Debtors, The Official Committee of Unsecured Creditors and The Official Committee of Equity Security Holders to Enter Into And Perform Their Obligations Under A Plan Support Agreement (the “Plan Support Agreement”), Docket 642; and the Court having found that (a) the Court has jurisdiction to consider the Motion and the relief requested therein pursuant to 28 U.S.C. §§ 157 and 1334; (b) venue is proper in this District pursuant to 28 U.S.C. §§ 1408 and 1409; (c) this is a core proceeding pursuant to 28 U.S.C. § 157(b); and (d) notice of the Motion was sufficient under the circumstances; and after due deliberation the Court having determined that the relief requested in the Motion as it relates to the approval of the Bidding Procedures is in the best interests of the Debtors, their estates, creditors and equity security holders; and good and sufficient cause having been shown;

_______________________

1 The Debtors in the chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number include: RMS Titanic, Inc. (3162); Premier Exhibitions, Inc. (4922); Premier Exhibitions Management, LLC (3101); Arts and Exhibitions International, LLC (3101); Premier Exhibitions International, LLC (5075); Premier Exhibitions NYC, Inc. (9246); Premier Merchandising, LLC (3867); and Dinosaurs Unearthed Corp. (7309). The Debtors’ service address is 3045 Kingston Court, Suite I, Peachtree Corners, Georgia 30071.

2 Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Motion or the Bidding Procedures, as the context so requires.

THE COURT HEREBY FINDS AS FOLLOWS:3

A.       Bidding Procedures. The Debtors have established good and sufficient reasons for granting the Motion, including the implementation of the Bidding Procedures, attached hereto as Exhibit 1, which are fair, reasonable, and appropriate under the circumstances and designed to maximize the value realized by the Debtors for the benefit of the Debtors’ estates, their creditors, equity security holders and other parties in interest.

_______________________

3 Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed. R. Bankr. P. 7052.

B.       Stalking Horse Bidder(s); Bid Protections. Should the Debtors, with consent of the Supporting Committees (such consent not to be unreasonably withheld), as defined in the Plan Support Agreement, select one or more Stalking Horse Bidders such Stalking Horse Bidder(s) will provide a material benefit to the Debtors and their creditors by increasing the likelihood that the Debtors will maximize the value realized for the benefit of the Debtors’ estates, their creditors, equity security holders and other parties in interest. The Bid Protections that the Debtors have set forth in the Bidding Procedures, including the Break-Up Fee and the Expense Reimbursement, in an aggregate amount not to exceed 3% of the Purchase Price offered by the designated Stalking Horse in the Stalking Horse bid, are fair, reasonable, commensurate with the benefit that a Stalking Horse Bidder may confer upon the Debtors’ estates, actual and necessary costs of preserving the Debtors’ estates within the meaning of section 503(b) of the Bankruptcy Code and appropriately designed to reflect the size and nature of any Stalking Horse Bid.

C.       Auction Notice. The Auction Notice, attached hereto as Exhibit 2, is reasonably calculated to provide all interested parties with timely and proper notice of the Bidding Procedures and the Auction, including: (a) certain dates and deadlines related thereto; (b) instructions for obtaining access to due diligence materials on a confidential basis with respect to the Assets; and (c) the date, time and place of the Auction.

D.       Assumption Procedures. The Assumption Procedures, including the Cure Notice, attached hereto as Exhibit 3, and the Assumption and Assignment Notice, attached here to as Exhibit 4, are reasonably calculated to provide all Contract Counterparties with proper notice of (a) the Winning Bidder(s); (b) the contract(s) and/or lease(s) that may be assumed by the Debtors and assigned to the Winning Bidder(s); (c) the names and addresses of the Contract Counterparties thereto; (d) the calculation of the Cure Amounts that must be paid to cure all prepetition defaults with respect to such contract(s) and/or lease(s); (e) the proposed effective date of the assignment (subject to the right of the Debtors and the Winning Bidder(s), but only upon written agreement, to withdraw such request for assumption or assignment prior to the consummation of the Sale); (f) a statement as to the Winning Bidder(s)’ ability to perform the Debtors’ obligations under such contract(s) and/or lease(s); and (g) the deadline by which any such Contract Counterparty must file an objection to the proposed Cure Amount or the assumption and assignment of such contract or lease, provided however, that the presence of any contract or lease on a Cure Notice or an Assumption and Assignment Notice does not constitute an admission that such contract or lease is an executory contract or unexpired lease.

AND IT IS HEREBY ORDERED THAT:

1.       The relief request in the Motion is hereby GRANTED.

A.       Important Dates and Deadlines

2.       The Auction. The following dates and deadlines are hereby established with respect to the Auction (subject to modification as provided in the Bidding Procedures):

(a)       Bid Deadline: January 30, 2018, at 5:00 p.m. (prevailing Eastern Time), is the deadline by which all Bids must be actually received in the form and manner specified in the Bidding Procedures.

(b)       Auction: February 6, 2018 at 10:00 a.m. (prevailing Local Time) is the date and time of the Auction, which will be held at the offices of Troutman Sanders LLP, 600 Peachtree Street NE, Suite 5200, Atlanta, GA 30308 (which location shall be confirmed and determined by the Debtors upon three (3) days’ notice prior to the Auction, which notice shall be given by first class mail or e-mail to all Qualified Bidders, counsel to the Supporting Committees, and any party who has given notice of their intent to attend the Auction in accordance with the Bidding Procedures).

3.       The Auction may be cancelled or adjourned by the Debtors, with consent of the Supporting Committees (such consent not to be unreasonably withheld) or by further order of this Court, as provided in the Bidding Procedures, by announcement at the Auction, or in open court without any further notice required, and in the event of an adjournment, the Debtors shall provide reasonable notice by first-class mail or email to Qualified Bidders of the time and place for the resumption of the Auction, if any.

4.       At the Auction, each Qualified Bidder shall be required to confirm that it has not engaged in any collusion with respect to bidding or a sale, and the Auction shall be conducted openly and transcribed or videotaped.

B.       Bidding Procedures

5.       The Bidding Procedures are hereby approved in their entirety, and the Debtors are authorized to solicit Bids, conduct the Auction and otherwise take any and all actions necessary to implement the Bidding Procedures.

C.       Stalking Horse Bidder(s)’ Bid Protections

6.       The Debtors, with consent of the Supporting Committees (such consent not to be unreasonably withheld), are authorized, but not directed, to select one or more Stalking Horse Bidder(s) in accordance with the Bidding Procedures and to provide, in their discretion, the Bid Protections to such Stalking Horse Bidder(s), as set forth in the Bidding Procedures, including (a) a Break-Up Fee of up to three percent (3%) of the Purchase Price set forth in such Stalking Horse Bid, and/or (b) reimbursement for the reasonable fees and expenses of such Stalking Horse Bidder (up to 1% of the Purchase Price set forth in such Stalking Horse Bid, provided that the combined total of the Bid Protections shall not exceed 3% of the Purchase Price set forth in such Stalking Horse Bid), as the Debtors, in consultation with the Supporting Committees, may determine. The payment of the Bid Protections on the terms agreed to by the Debtors and a Stalking Horse Bidder(s), in consultation with the Supporting Committees, shall be deemed approved pursuant to this Order, and shall not require any further approval by this Court or otherwise.

7.       Until paid, any Break-Up Fee and the Expense Reimbursement provided in accordance with the Bidding Procedures and this Order shall constitute allowed administrative expense claim in the Debtors’ case under section 503(b) of the Bankruptcy Code, provided that any Break-Up Fee or Expense Reimbursement shall be paid only from the proceeds of an alternative transaction.

8.       No bidder or prospective bidder, other than a Stalking Horse Bidder, shall be entitled to any expense reimbursement, break-up, “topping” termination or other similar fee or payment hereunder.

D.       Auction Notice

9.       The Auction Notice attached hereto as Exhibit 2 is approved in all respects.

10.       Within three (3) business days of the entry of this order, the Debtor shall cause the Auction Notice to be (a) published in the national edition of either the USA Today, Wall Street Journal, or the New York Times as determined by the Debtor; (b) made available online on this Court’s website at http://www.flmb.uscourts.gov/cmecf/; and (c) served upon the following parties or, in lieu thereof, to their counsel, if known: (i) the U.S. Trustee; (ii) the attorneys for any Committee; (iii) attorneys for the DIP Lender, (iv) attorneys for the prepetition lenders; (v) all parties who are known or reasonably believed to have asserted any lien, encumbrance, claim or other interest in the Assets, including all known creditors holding secured claims against the Debtors’ estates; (vi) all Potential Bidders previously identified or otherwise known to the Debtors; (vii) the parties included on the Debtors’ consolidated list of thirty (30) largest unsecured creditors; (viii) the Internal Revenue Service; and (ix) all parties who have requested notice in these chapter 11 cases pursuant to Local Rule 2002-1.

E.       Assumption Procedures

11.       The Assumption Procedures, including the Cure Notice attached hereto as Exhibit 3 and the Assumption and Assignment Notice attached hereto as Exhibit 4, are approved in all respects.

12.       As soon as practicable after entry of this Order, the Debtors shall file with the Court a schedule showing the proposed cure amounts for each Contract Counterparty and serve a Cure Notice on each Contract Counterparty under each potential Assumed and Assigned Contract by first class mail, postage prepaid, facsimile, electronic transmission, hand delivery or overnight mail.

13.       Objections to any Cure Amount, must: (a) be in writing; (b) conform to the applicable provisions of the Bankruptcy Rules, the Local Rules, and any case management order entered in this case; (c) state with particularity the legal and factual basis for the objection and the specific grounds therefor; and (d) be filed with the Court and served, so as to be actually received no later than ten days after the Cure Notice is served, on: (i) the Debtors: RMS Titanic, Inc., in care of Troutman Sanders LLP, 600 Peachtree Street NE, Suite 5200, Atlanta, GA 30308, attention: Jeffery W. Cavender, Tel: (404) 885-3000, Fax: (404) 885-3900, (Email: jeffery.cavender@troutmansanders.com); with copies to Nelson Mullins Riley & Scarborough LLP, 50 N. Laura Street, Suite 4100, Jacksonville, FL 32202, attention: Daniel F. Blanks, Tel: (904) 665-3656, Fax: (904) 665-3699 (Email: daniel.blanks@nelsonmullins.com); (ii) the Creditors’ Committee: Official Committee of Unsecured Creditors of RMS Titanic, Inc. and its debtor affiliates, in care of Storch Amini PC, 140 East 45th Street, 25th Floor, New York, NY 10017, attention: Jeffrey Chubak, Tel: (212) 497-8247, Fax: (212) 490-4208 (Email: jchubak@storchamini.com); with copies to Thames Markey & Heekin, P.A., 50 N. Laura Street, Suite 1600, Jacksonville, FL 32202, attention: Richard R. Thames, Tel: (904) 358-4000, Fax: (904) 358-4001 (Email: rrt@tmhlaw.net); and (iii) the Equity Committee: Official Committee of Equity Security Holders of Premier Exhibitions, Inc., in care of Landau Gottfried & Berger LLP, 1801 Century Park East, Suite 700, Los Angeles, CA 90067, attention: Peter J. Gurfein, Tel: (310)-691-7374, Fax: (310) 557-0056 (Email: pgurfein@LGBFirm.com); with copies to Akerman, LLP, 50 N. Laura Street, Suite 3100, Jacksonville, FL 32202, attention: Jacob A. Brown, Tel: (904) 798-3700, Fax: (904) 798-3730 (Email: jacob.brown@akerman.com).

14.       Except as otherwise set forth in the Bidding Procedures, any Contract Counterparty to an Assumed and Assigned Contract who fails to timely file and serve an objection to the proposed cure amount of an Assumed and Assigned Contract in accordance with this Order and the Assumption Procedures shall be forever barred from asserting an objection to the cure amount, including asserting additional cure amounts with respect to the Assumed and Assigned Contract relating to any period prior to the time of assumption and assignment.

15.       As soon as reasonably practicable after the selection of a Winning Bid, the Debtors shall file with the Court a schedule setting forth the contracts and/or leases proposed to be assumed and assigned and serve the Assumption and Assignment Notice on each Contract Counterparty under each Assumed and Assigned Contract by first class mail, postage prepaid, facsimile, electronic transmission, hand delivery or overnight mail.

16.       Objections to the assumption and assignment of any executory contract or unexpired lease must: (a) be in writing; (b) conform to the applicable provisions of the Bankruptcy Rules, the Local Rules, and any case management order entered in this case; (c) state with particularity the legal and factual basis for the objection and the specific grounds therefor; and (d) be filed with the Court and served, so as to be actually received no later than ten days after the Assumption and Assignment Notice is served, on: (i) the Debtors: RMS Titanic, Inc., in care of Troutman Sanders LLP, 600 Peachtree Street NE, Suite 5200, Atlanta, GA 30308, attention: Jeffery W. Cavender, Tel: (404) 885-3000, Fax: (404) 885-3900, (Email: jeffery.cavender@troutmansanders.com); with copies to Nelson Mullins Riley & Scarborough LLP, 50 N. Laura Street, Suite 4100, Jacksonville, FL 32202, attention: Daniel F. Blanks, Tel: (904) 665-3656, Fax: (904) 665-3699 (Email: daniel.blanks@nelsonmullins.com); (ii) the Creditors’ Committee: Official Committee of Unsecured Creditors of RMS Titanic, Inc. and its debtor affiliates, in care of Storch Amini PC, 140 East 45th Street, 25th Floor, New York, NY 10017, attention: Jeffrey Chubak, Tel: (212) 497-8247, Fax: (212) 490-4208 (Email: jchubak@storchamini.com); with copies to Thames Markey & Heekin, P.A., 50 N. Laura Street, Suite 1600, Jacksonville, FL 32202, attention: Richard R. Thames, Tel: (904) 358-4000, Fax: (904) 358-4001 (Email: rrt@tmhlaw.net); and (iii) the Equity Committee: Official Committee of Equity Security Holders of Premier Exhibitions, Inc., in care of Landau Gottfried & Berger LLP, 1801 Century Park East, Suite 700, Los Angeles, CA 90067, attention: Peter J. Gurfein, Tel: (310)-691-7374, Fax: (310) 557-0056 (Email: pgurfein@LGBFirm.com); with copies to Akerman, LLP, 50 N. Laura Street, Suite 3100, Jacksonville, FL 32202, attention: Jacob A. Brown, Tel: (904) 798-3700, Fax: (904) 798-3730 (Email: jacob.brown@akerman.com).

17.       Except as otherwise set forth herein or in the Bidding Procedures, any party who fails to file an objection to the assumption and assignment of a contract or lease shall be forever barred from filing any objection thereto, including (i) asserting that the assignee of such Assumed and Assigned Contract has not provided adequate assurance of future performance or (ii) asserting that the assignment is subject to any anti-alienation provisions or other restrictions on assignment.

F.       Other Provisions

18.       Any objections to the Motion or the relief requested therein that have not been adjourned, withdrawn or resolved are overruled in all respects on the merits.

19.       In the event of any inconsistencies between this Order, the Motion and the Bidding Procedures, this Order shall govern in all respects.

19.       Anything contained in this Order notwithstanding, no provision of this Order shall act in any way to affect, alter or modify the DIP lender’s or the prepetition secured lenders’ rights regarding the ultimate sale of any assets subject to the DIP lender’s or the prepetition secured lenders’ security interests, including but not limited to the DIP lender’s or the prepetition secured lenders’ rights under sections 363(f) and (k) of the Bankruptcy Code or their rights to receive directly the proceeds of such sale for application to its secured claims, and the Debtors reserve all rights with respect to this paragraph.

20.       Nothing in this Order shall be construed to modify the requirements and provisions of sections 365(b), 365(d)(3), 365(d)(4) or 365(f) of the Bankruptcy Code, or to determine the effective date of rejection for any lease or contract that the Debtors may seek to reject.

21.       The Debtors are authorized and empowered to take all actions necessary to implement the relief granted in this Order.

22.       Notice of the Motion as provided therein shall be deemed good and sufficient notice.

23.       Notwithstanding any Bankruptcy Rule (including, but not limited to, Bankruptcy Rules 6004(h), 6006(d), 7062, and 9014) or Local Rule that might otherwise delay the effectiveness of this Order, the terms and conditions of this Order shall be immediately effective and enforceable upon its entry.

24.       The PSA Order and the Plan Support Agreement are hereby modified only to the extent necessary to satisfy the terms and conditions in the Motion, this Order, and the Bidding Procedures, but otherwise remain in effect.

24.       This Court shall retain exclusive jurisdiction over any and all matters arising from or related to the implementation or interpretation of this Order.

EXHIBIT 1

BIDDING PROCEDURES

These Bidding Procedures set forth the process by which Premier Exhibitions, Inc. (“PRXI”), RMS Titanic, Inc. (“RMST”), Premier Merchandising, LLC (“MERCH”), Premier Exhibition Management LLC (“PEM”), Arts and Exhibitions International, LLC (“AEI”), Premier Exhibitions NYC, Inc. (“PENYC”), Premier Exhibitions International, LLC (“PEI”), and Dinosaurs Unearthed Corp. (“Dinosaurs”) (collectively, the “Company” or the “Debtors”), as debtors and debtors in possession in the pending jointly administered chapter 11 bankruptcy cases in the United States Bankruptcy Court for the Middle District of Florida (the “Bankruptcy Court”), Case No. 16-02232 (PMG), are authorized, but not directed, to conduct an auction (the “Auction”) for the sale of all, substantially all, or portions of the interests in and/or assets of the Debtors (any such sale, a “Sale Transaction”) (or any alternative transaction(s) that may be proposed and that would result in a higher and better recovery for stakeholders in the Bankruptcy case1). These Bidding Procedures were approved by the Bankruptcy Court by order dated [_____] [__], 2017 (the “Sale Procedures Order”) pursuant to the motion of the Debtors for an order, among other things, approving these Bidding Procedures.

1.                  Background and Assets to Be Sold

The Debtors provide these Bidding Procedures, whereby prospective bidders may qualify for and participate in the Auction, if one occurs, thereby competing to make the highest or otherwise best offer(s) for the purchase of all, substantially all, or portions of the interests in and/or assets of the Debtors (the “Assets”), including, without limitation: (i) the common shares in RMST or the entire artifact collection held by RMST; and (ii) the operations of PRXI and/or its subsidiaries with continued licensing rights for existing operations. Interested parties should consult the diligence materials provided in the electronic data room for more detailed information concerning the nature of the Assets that are being offered for sale.

The Assets shall be sold on an “as is, where is” basis and without representations or warranties of any kind, nature, or description by the Debtors, their agents or their estates. The Assets shall be sold free and clear of all liens, claims and encumbrances (except that to the extent that any artifacts owned by RMST are subject to the jurisdiction of the United States District Court for the Eastern District of Virginia (the “Admiralty Court”) and to the Revised Covenants and Conditions (the “Covenants and Conditions”) set forth in Exhibit A to the August 12, 2010 Opinion of the Admiralty Court, such artifacts shall continue to be subject to the Covenants and Conditions and to the jurisdiction of the Admiralty Court) as permitted by the Bankruptcy Code (as defined herein) pursuant to an order approving any Sale Transaction pursuant to Section 363 of the Bankruptcy Code (a “Sale Order”), which Sale Order may be in the form of an order confirming a chapter 11 plan of liquidation or reorganization.

_______________________

1 On August 24, 2016, the United States Trustee for the Middle District of Florida (the “U.S. Trustee”) appointed an Official Committee of Unsecured Creditors consisting of (i) TSX Operating Co., LLC; (ii) Dallian Hoffen Biotechnique Co. Ltd., and (iii) B.E. Capital Management Fund LP (the “Creditors’ Committee”), and an Official Committee of Equity Security Holders consisting of: (i) Jonathan Heller; (ii) Lawndale Capital Management, LLC, (iii) Ian Jacobs, (iv) ACK Investments, LLC and (v) Frank Gerber (the “Equity Committee” and together with the Creditors’ Committee, the “Supporting Committees” and each, a “Supporting Committee”).

These Bidding Procedures describe, among other things, (a) the manner in which bidders and bids become Qualified Bidders and Qualified Bids, respectively (each, as defined herein), (b) the coordination of diligence efforts for bidders, (c) the receipt and negotiation of bids received, (d) the conduct of any subsequent Auction, (e) the ultimate selection of Winning Bidders (as defined below), and (f) the Bankruptcy Court’s approval thereof.

These Bidding Procedures provide for the solicitation by the Debtors of proposals or offers (each, a “Bid”) by any Potential Bidder (as defined below), pursuant to the following terms and conditions:

2.                  Due Diligence and Potential Bidders

The Debtors shall afford each Potential Bidder (as defined below) the opportunity to conduct a reasonable due diligence review, subject to the time requirements and deadlines provided in these Bidding Procedures. The due diligence materials have been or will be uploaded to an electronic data room which shall contain, among other things, a form Asset Purchase Agreement (as defined below) in connection with the sale of the Assets and such other information that the Debtors, in consultation with the Supporting Committees, reasonably believe is appropriate to enable Potential Bidders to evaluate the Debtors’ Assets. The Debtors and Supporting Committees shall coordinate all reasonable requests from Potential Bidders for information and due diligence, but the Debtors, the Supporting Committees, and their respective professionals shall not be required to perform or assist in any due diligence. All due diligence requests by Potential Bidders or information pertaining to the Auction shall be directed to: (i) the Debtors’ retained financial advisor, GlassRatner Advisory & Capital Group LLC, 3445 Peachtree Road, Suite 1225, Atlanta, GA 30326, attention: Marshall Glade, Tel: (404) 835-8844, Fax: (678) 904-1991 (Email: mglade@glassratner.com) with a copy to (ii) the Supporting Committees’ retained financial advisor: Lincoln International, 444 Madison Avenue, Suite 300, New York, NY 10022, attention: Brent C. Williams, Tel: (212) 357-7750, Fax: (212) 277-8101 (Email: BWilliams@lincolninternational.com). Potential Bidders are instructed to contact only the retained financial advisors to the Debtors and not the Debtors or Supporting Committee members.

For a party to be considered a “Potential Bidder,” such party must:

(a)	deliver a written disclosure of the identity of each entity and/or person that will be bidding for the Assets, or otherwise participating in connection with such Bid;

(b)	execute and deliver to the Debtors a confidentiality and non-disclosure agreement, in form and substance satisfactory to the Debtors in consultation with the Supporting Committees;

(c)	deliver current audited financial statements of the Potential Bidder, or if the Potential Bidder is an entity formed for the purposes of acquiring the Assets, current audited financial statements for the equity holders of the Potential Bidder, who shall guarantee the obligations of the Potential Bidder, or such other form of financial disclosure and credit-quality support or enhancement acceptable to the Debtors in consultation with the Supporting Committees; and

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(d)	demonstrate, to the satisfaction of the Debtors, in consultation with the Supporting Committees, a reasonable likelihood of the ability to close on a Sale Transaction in a timely manner, including Proof of Funds, as defined below.

3.                  Asset Purchase Agreement

The Debtors, with the consent of the Supporting Committees, have prepared a form of asset purchase agreement (the “Asset Purchase Agreement”), pursuant to which a Winning Bidder (as defined below) would acquire the Assets, and which the Potential Bidder may revise to conform to the Assets which the Potential Bidder seeks to purchase and shall be subject to the approval of the Bankruptcy Court and the Admiralty Court (as necessary). A copy of the Asset Purchase Agreement will be available to Potential Bidders in the data room.

4.                  Qualified Bids

On or prior to 5:00 p.m. (Prevailing Eastern Time) on January 30, 2018, or such later date as is agreed to by the Debtors, after consultation with the Supporting Committees (the “Bid Deadline”), each Potential Bidder (or group acting together as a Potential Bidder) must deliver a written offer which meets the criteria set forth in Section 5 below (each, a “Qualified Bid”). Such bid shall be delivered to the following parties: (i) the Debtors’ retained financial advisor: GlassRatner Advisory & Capital Group LLC, 3445 Peachtree Road, Suite 1225, Atlanta, GA 30326, attention: Marshall Glade, Tel: (404) 835-8844, Fax: (678) 904-1991 (Email: mglade@glassratner.com); and (ii) the Supporting Committees’ retained financial advisor: Lincoln International, 444 Madison Avenue, Suite 300, New York, NY 10022, attention: Brent C. Williams, Tel: (212) 357-7750, Fax: (212) 277-8101 (Email: BWilliams@lincolninternational.com). A Potential Bidder submitting a Qualified Bid shall be a “Qualified Bidder.”

5.                  Determination of “Qualified Bid” Status

To be a “Qualified Bid,” a Bid must be submitted to the Debtors and their retained advisors, with copies to the Supporting Committees and their retained advisors, by the Bid Deadline at the addresses set forth in Section 4 above and satisfy each of the following:

(a)	state in writing whether the Bid by the Potential Bidder is for substantially all of the Debtors’ Assets or whether the Bid is structured as a purchase for less than substantially all of the Debtors’ Assets (each such Bid, a “Partial Bid”) and designate the Assets the Potential Bidder is bidding on, which may be one (1) or more of the following “lots” of Assets (each, an “Auction Lot”):

(i)                 the common shares of RMST;2

(ii)               the entire artifact collection held by RMST;

_______________________

2 Any Qualified Bid for common shares of RMST or other stock or equity interests held by the Debtors must include proper verifications or other evidence to the satisfaction of the Debtors that the Potential Bidder is an accredited investor pursuant to any applicable securities laws.

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(iii)	the operations of PRXI and/or any of its subsidiaries other than RMST (with continued licensing rights for existing operations); and/or

(iv)             the assets of PRXI and/or any of its subsidiaries;

(b)	include a legally binding asset purchase agreement, executed by such Potential Bidder, which shall be a mark-up of the Asset Purchase Agreement (such executed copy of the Asset Purchase Agreement, together with the exhibits and schedules thereto, the “Modified Purchase Agreement”) and include the purchase price for the Assets to be acquired under the Modified Purchase Agreement expressed in U.S. Dollars (the “Purchase Price”), which Purchase Price must meet or exceed the price determined by the Debtors, in consultation with the Supporting Committees, reserved for substantially all of the Debtors’ Assets or any Auction Lot (the price reserved for any Asset or group of Assets being the “Reserve Price”), together with a marked copy showing any changes from the Asset Purchase Agreement;

(c)	state that the offer by such Potential Bidder set forth in the Modified Purchase Agreement is irrevocable until (i) the closing of the Sale Transaction if such Potential Bidder is the Winning Bidder or (ii) the Back-up Bid Termination Date (as defined below) if such Potential Bidder is the Back-up Bidder (as defined below);

(d)	identify which of the Debtors’ executory contracts and unexpired leases, if any, are to be assumed and assigned in connection with the Sale Transaction, and agree that the Potential Bidder will pay any and all related cure costs, if any;

(e)	in the case of a Bid that incorporates a credit bid, include a cash component sufficient to satisfy in full all senior liens on collateral subject to the credit bid, any administrative fees and/or carve-out for the retained professionals of the Debtors and Supporting Committees, and any bid protections to a Stalking Horse Bidder (as defined below) if one has been designated;

(f)	until and unless designated as a Stalking Horse Bidder, not request any expense reimbursement, break-up, “topping,” termination, contribution, or other similar fee or payment;

(g)	contain written evidence of financing, access to funds or such other financial and other information that (i) provides evidence of funds equal to at least twenty percent (20%) more than the Purchase Price for the Assets or Auction Lot(s) such Potential Bidder is bidding on (the “Proof of Funds”) and (ii) will reasonably allow the Debtors, in consultation with the Supporting Committees, to make a determination as to such Potential Bidder’s financial and other capabilities to consummate the transactions contemplated by the Modified Purchase Agreement, which information shall be satisfactory to the Debtors, in consultation with the Supporting Committees, and shall include, without limitation, such financial and other information setting forth adequate assurance of future performance under section 365 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”) (to the extent relevant) in a form requested by the Debtors to allow the Debtors to serve on counterparties to any contracts or leases being assumed and assigned in connection with the Sale Transaction in a timely manner so as to not disrupt the Sale Transaction;

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(h)	to the extent relevant, contain such information requested by the Debtors and their legal and financial advisors, in consultation with the Supporting Committees, regarding any executory contracts and unexpired leases, the assumption and assignment of which is a condition to closing of the Sale Transaction, which information is satisfactory to the Debtors, in consultation with the Supporting Committees;

(i)	contain such information requested by the Debtors, in consultation with the Supporting Committees, regarding the identity of such Potential Bidder and each entity or person that will be required to obtain governmental, licensing, or regulatory approval in connection with the consummation of the Sale Transaction, which information is satisfactory to the Debtors, in consultation with the Supporting Committees;

(j)	include a description of all governmental, licensing, regulatory, or other consents or approvals that are required to close the Sale Transaction, together with evidence, satisfactory to the Debtors, in consultation with the Supporting Committees, of the ability to obtain such consents or approvals in a timely manner, as well as a description of any material contingencies or other conditions that will be imposed upon, or that will otherwise apply to, the obtainment or effectiveness of any such consents or approvals;

(k)	include evidence of authorization and approval from such Potential Bidder’s board of directors, board of managers (or comparable governing body) or shareholders with respect to the submission, execution, and delivery of the Modified Purchase Agreement, and the consummation of the transactions contemplated by the Modified Purchase Agreement, which evidence is satisfactory to the Debtors, in consultation with the Supporting Committees;

(l)	not be subject to a diligence contingency, a financing contingency, or a tax contingency;

(m)	set forth the anticipated timeframe for (i) obtaining any required approvals outlined in (j) above and (ii) consummating the Sale Transaction;

(n)	be accompanied by a good faith deposit (the “Good Faith Deposit”) in readily available funds in the form of cash, a wire transfer (to a bank account specified by the Debtors) or certified check payable to Premier Exhibitions, Inc. in an amount equal to ten percent (10%) of the Purchase Price and which shall be applied or returned to such Potential Bidder as set forth in these Bidding Procedures;

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(o)	include a written acknowledgement by such Potential Bidder that it (i) agrees to all of the terms for sale set forth in these Bidding Procedures; (ii) has had an opportunity to conduct any and all required due diligence regarding the Assets prior to making its Bid; (iii) has relied solely upon its own independent review, investigation and/or inspection of any documents and/or the Assets in making its Bid; (iv) did not rely upon any written or oral statements, representations, promises, warranties or guarantees whatsoever, whether express or implied (by operation of law or otherwise), regarding the Assets or the completeness of any information provided in connection therewith or with the Auction, except as expressly stated in the Asset Purchase Agreement; and (v) until and unless designated as a Stalking Horse Bidder, is not entitled to any expense reimbursement, break-up fee, topping fee, or similar type of payment in connection with its Bid; and

(p)	include such other information as may be reasonably requested in writing by the Debtors, in consultation with the Supporting Committees, at least five (5) business days prior to the Auction.

A Bid meeting the above requirements (as such requirements may be supplemented, modified or waived by the Debtors, in consultation with the legal and financial advisors to the Supporting Committees) shall constitute a Qualified Bid. Notwithstanding the foregoing, the Debtors expressly reserve the right to determine, after consultation with their legal and financial advisors and the legal and financial advisors to the Supporting Committees, that a Bid meeting the above requirements is nonetheless not a Qualified Bid for any reason whatsoever, including because such Bid does not reflect a fair and adequate price to justify the Debtors conducting an Auction. The Debtors shall make a determination, in consultation with the legal and financial advisors to the Supporting Committees, regarding whether a Bid is a Qualified Bid, and notify such Qualified Bidders of their qualification by no later than February 1, 2018 (the “Qualified Bid Deadline”).

Each Qualified Bidder, by submitting a Bid, consents to the jurisdiction of the Bankruptcy Court and waives any right to a jury trial in connection with any disputes relating to the Debtors’ qualification of Bids, the Auction, the construction and enforcement of these Bidding Procedures, and/or the definitive documents for the sale of the Assets.

6.                  Stalking Horse Bidder(s)

The Debtors reserve the right, with consent of the Supporting Committees (such consent not to unreasonably be withheld), to determine that any Qualified Bidder’s Bid shall serve as the minimum Bid (each, a “Stalking Horse Bid” and collectively, the “Stalking Horse Bids”) for all of the Assets or for any Auction Lot (a “Stalking Horse Bidder”). The Debtors will agree with any Qualified Bidders that submit a selected Stalking Horse Bid to enter into the transaction contemplated in such Stalking Horse Bid unless (a) a higher or better Qualified Bid is submitted with respect to such Assets and transaction, or (b) the Debtors received Qualified Bids that will realize greater value to the Debtors or their overall estates, and that would be prevented in whole or in part by the transactions contemplated in the Stalking Horse Bid(s). If the Debtors, with consent of the Supporting Committees (such consent not to unreasonably be withheld), elect to designate one or more Stalking Horse Bidders, they must do so by no later than January 16, 2018 (the “Stalking Horse Designation Deadline”). The Debtors shall notify all Potential Bidders and file notice of any Stalking Horse Bid(s) and serve such notice on (i) the DIP lender, (ii) the U.S. Trustee, (iii) counsel for the Creditors’ Committee, (iv) counsel for the Equity Committee, and (v) counsel for any secured lenders (to the extent they have appeared in these Chapter 11 Cases) within two (2) business days after the Stalking Horse Designation Deadline.

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In the event the Debtors, with consent of the Supporting Committees, select one or more Stalking Horse Bidders in accordance with these Bidding Procedures, the Debtors reserve the right to provide, in their discretion and in consultation with the Supporting Committees, certain bidding protections to any Stalking Horse Bidders, including, if the Debtors consummate a sale of the Assets other than pursuant to a Stalking Horse Bid, to (i) pay to a Stalking Horse Bidder a break-up fee of up to three percent (3%) of the Purchase Price set forth in the Stalking Horse Bid as agreed by the Debtors and the Stalking Horse Bidder (the “Break-Up Fee”) and/or (ii) reimburse the reasonable fees and expenses of any Stalking Horse Bidder (in an amount not to exceed one percent (1%) of the Purchase Price set forth in the Stalking Horse Bid) as agreed by the Debtors and that Stalking Horse Bidder (the “Expense Reimbursement”, and together with the Break-Up Fee, the “Bid Protections”). In no event shall the total amount of Bid Protections exceed 3% of the Purchase Price set forth in the Stalking Horse Bid. The payment of the Bid Protections on the terms agreed to by the Debtors and the Stalking Horse Bidder, after consultation with the Supporting Committees, shall be deemed approved pursuant to the Sale Procedures Order, and shall not require any further approval by the Bankruptcy Court. Until paid, any Break-Up Fee and the Expense Reimbursement provided pursuant to the Sale Procedures Order shall constitute allowed administrative expense claims arising in the Debtors’ cases under sections 503(b) of the Bankruptcy Code, provided that any Bid Protection shall be paid only from the proceeds of an alternative transaction. Any Stalking Horse Bidder shall have no right to credit bid the Bid Protections for any subsequent bids made by such Stalking Horse Bidder. Notwithstanding the foregoing, the Debtors, in consultation with the Supporting Committees, may consider the Bid Protections in evaluating and determining whether a bid is higher and better.

The Debtors shall have no obligation to designate any Stalking Horse Bidder or to grant any specific Bid Protections to any Stalking Horse Bidder, such decision to designate a Stalking Horse Bidder being in the discretion of the Debtors with the consent of Supporting Committees.

7.                  Credit Bidding

Subject to Section 5(e) above, any secured creditor holding an allowed secured claim against the Debtors shall have the right, subject to the provisions of the Bankruptcy Code, applicable law, and any agreement of such secured creditor, to credit bid such claims to the extent of such secured party’s interest in or lien on the Assets being bid upon.

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8.                  No Qualified Bids

The Debtors shall not hold an Auction if no Qualified Bids are submitted by the Bid Deadline. Notwithstanding anything herein to the contrary, the Debtors shall not be required to determine that any Bid is a Qualified Bid or Stalking Horse Bid and may determine not to hold an Auction if the Debtors, in consultation with the Supporting Committees, determine the Bids to be inadequate.

9.                  Auction

If the Debtors (i) designate one or more Qualified Bids for some or all of the Assets by the Bid Deadline or (ii) designate one or more Stalking Horse Bids for some or all of the Assets by the Stalking Horse Designation Deadline, then the Debtors shall conduct the Auction on February 6, 2018 at 10:00 a.m. (prevailing Eastern Time), at the offices of Troutman Sanders LLP, 600 Peachtree Street NE, Suite 5200, Atlanta, GA 30308 (which location shall be confirmed and determined by the Debtors upon three (3) days’ notice prior to the Auction, which notice shall be given by first class mail or e-mail to all Qualified Bidders, counsel to the Supporting Committees, and any party who has given notice of their intent to attend the Auction, but only if such attendance is otherwise allowed by these procedures). Additionally, the Debtors will post notice of the date, time, and place of the Auction no later than three (3) business days before such Auction on https://www.titanicartifacts.com/.

If any of the Qualified Bids submitted by the Bid Deadline are structured as a Partial Bid, the Debtors may conduct separate auctions at the Auction for each Auction Lot subject to a Partial Bid. The Debtors may designate each Auction Lot at any time prior to or during the Auction. The Debtors shall not designate more than one (1) Stalking Horse Bid with respect to each Auction Lot. Notwithstanding the selection of Stalking Horse Bids for Auction Lots, the Debtors will entertain Bids for all or substantially all of the Debtors’ Assets at the Auction in accordance with the procedures set forth below.

The Auction shall be conducted openly and governed by the following procedures:

(a)	attendance at the Auction will be limited to the Debtors, each Qualified Bidder that timely submitted a Qualified Bid, the Supporting Committees, any party with a security interest in the Assets, and the professionals of each of the foregoing, though only the Qualified Bidders, the Debtors, and the professionals of the Debtors and the Supporting Committees shall be entitled to participate at the Auction in any manner whatsoever;

(b)	creditors (other than creditors that are Qualified Bidders, which are not subject to the following condition) and other parties in interest may attend (but not participate in) the Auction as agreed to by the Debtors and only if they provide a written notice of their intention to attend to the Debtors’ counsel and the Supporting Committees that is received prior to the Bid Deadline, at Troutman Sanders LLP, 600 Peachtree Street NE, Suite 5200, Atlanta, GA 30308, attention: Jeffery W. Cavender, Tel: (404) 885-3000, Fax: (404) 885-3900, E-mail: jeffery.cavender@troutmansanders.com; Storch Amini PC, 140 East 45th Street, 25th Floor, New York, NY 10017, attention: Jeffrey Chubak, Tel: (212) 497-8247, Fax: (212) 490-4208 Email: jchubak@storchamini.com; and Landau Gottfried & Berger LLP, 1801 Century Park East, Suite 700, Los Angeles, CA 90067, attention: Peter J. Gurfein, Tel: (310)-691-7374, Fax: (310) 557- 0056, Email: pgurfein@LGBFirm.com.

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(c)	each Qualified Bidder shall be required to represent that it has not engaged in any collusion with respect to the bidding or the Sale Transaction, though Qualified Bidders are permitted to make joint bids;

(d)	only Qualified Bidders will be entitled to make any subsequent Qualified Bids at the Auction;

(e)	the Qualified Bidders shall appear in person at the Auction, through a duly authorized representative, or as otherwise agreed by the Debtors, in consultation with the Supporting Committees;

(f)	the bidding at the Auction shall commence with the Debtors confirming the particulars of the Stalking Horse Bid(s) or Baseline Bid (as defined below) with any Qualified Bidders participating in the Auction and proceeding as determined by the Debtors, in consultation with the Supporting Committees;

(g)	the Debtors reserve the right to remove (i) any Qualified Bidder from the Auction at any point if the Debtors determine in their business judgment and in consultation with the Supporting Committees, that the Qualified Bidder is no longer engaged in active bidding at the Auction (including, without limitation, if such Qualified Bidder has failed to bid in previous rounds of bidding) and (ii) any party that, in the determination of the Debtors in consultation with the Committees, becomes disruptive to the Auction;

(h)	by 5:00 p.m. (prevailing Eastern Time) on February 1, 2018, the Debtors will:

(i)	notify each Qualified Bidder that has timely submitted a Qualified Bid of any Auction Lot the Debtors have designated to be offered in a separate Auction; and

(ii)	provide such Qualified Bidders with copies of the Stalking Horse Bid(s) or Qualified Bid(s) that the Debtors, in consultation with the Supporting Committees, believes is then the highest or otherwise best offer for all of the Assets or each designated Auction Lot (each such bid, a “Baseline Bid”).

(i)	bidding at each Auction will begin with the applicable Baseline Bid and each subsequent Bid (an “Overbid”) must exceed the Baseline Bid, in the first round of bidding and the Leading Bid (as defined below) in each subsequent round, by 0.5% of the Baseline Bid (the “Minimum Overbid Increment”); provided, however, that any Bid at such Auction must exceed the respective Stalking Horse Bid by at least (i) the Break-Up Fee (if any) and (ii) the Expense Reimbursement (if any), in addition to meeting any Minimum Overbid Increment;

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(j)	with each and every Overbid submitted at the Auction, the party submitting the Bid shall be required to delineate on the record at the Auction, to the satisfaction of the Debtors, in consultation with the Supporting Committees, the additional consideration being offered, the terms of such Overbid, and any changes to such party’s initial Qualified Bid and such party’s basis for calculating the total consideration in such Overbid;

(k)	all Qualified Bidders shall have the right to make additional modifications to the Modified Purchase Agreement at the Auction, provided that any such modifications to the Modified Purchase Agreement on an aggregate basis and viewed in whole, shall not be less favorable to the Debtors than such Qualified Bidder’s previous Bid;

(l)	except with respect to the Bid Deadline, an Overbid must comply with the conditions for a Qualified Bid set forth herein, and any Overbid shall remain open and binding on the applicable Qualified Bidder until and unless (i) the Debtors accept a higher Qualified Bid as an Overbid and (ii) such Overbid is not selected as the Back-Up Bid (as defined below);

(m)	after each round of bidding, the Debtors, after consultation with the Supporting Committees, shall announce the Bid or Bids that they believe to be the highest or otherwise best offer or combination of offers (the “Leading Bid”);

(n)	the Auction shall continue with additional rounds of bidding until (i) no further Bids are received, or (ii) the Debtors (after consultation with the Supporting Committees) determine that the Leading Bid submitted in a prior round is superior to all subsequent Bids received; and

(o)	the bidding at the Auction shall be transcribed or videotaped, so that there is a record of all Bids made and announced at the Auction, including the Baseline Bid(s), all Overbids, the Leading Bid(s), the Back-Up Bid(s) (as defined below) and the Winning Bid(s) (as defined below).

10.              Selection of Winning Bid(s) and Back-Up Bid(s)

After conclusion of the Auction, the Debtors, after consultation with the Supporting Committees, shall select the highest or otherwise best Qualified Bid (or combination of Qualified Bids) (each a “Winning Bid” and each such Bidder, a “Winning Bidder”), and may also select, in consultation with the Supporting Committees, the second-highest or otherwise best Qualified Bid (or combination of Qualified Bids) (each, a “Back-Up Bid” and each such Bidder, a “Back-Up Bidder”), after taking into account all factors, including, without limitation, the form and structures of the Bids, the amount of the Purchase Price, the likelihood of each Qualified Bidder’s ability to consummate the Sale Transaction, any risk associated with consummating the Sale Transaction and the timing thereof, any impediment to closing including regulatory approvals, the form and substance of the Modified Purchase Agreement requested by each Qualified Bidder, and the net benefit to the Debtors’ estates. Within two (2) business days of determining the Winning Bid(s) and Back-Up Bid(s), if any, the Debtors shall file notice disclosing the identity of the Winning Bidder(s) and Back-Up Bidder(s), if any.

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Any Winning Bidder shall have such rights and responsibilities of the “Buyer”, as set forth in the Modified Purchase Agreement executed by such Winning Bidder, as modified to take into account the terms of such Winning Bid. The Debtors, in consultation with the Supporting Committees, may require that within one (1) day after adjournment of the Auction, any Winning Bidder complete and execute all agreements, contracts, instruments, or other documents evidencing and containing the terms and conditions upon which any Winning Bid was made.

In accordance with the post-Auction procedures set forth below, the Debtors, in consultation with the Supporting Committees, shall seek entry of one or more Sale Orders from the Bankruptcy Court approving the Winning Bid(s) and the Sale Transaction(s) contemplated in such Winning Bid(s). The acceptance by the Debtors of any Winning Bid is conditioned upon (i) approval of the Bankruptcy Court of any Winning Bid by entry of a Sale Order that has not been stayed, modified, vacated, or reversed, and (ii) entry of an order from the Admiralty Court approving any transaction required to be approved pursuant to the Covenants and Conditions, and (iii) the closing of a sale of such Assets in accordance with the applicable Modified Purchase Agreement.

If a Qualified Bidder is selected as a Winning Bidder, then its offer shall be deemed to remain irrevocable until the later of (a) the effective date of a Sale Order, and (b) [___], the outside date for the parties to close the sale. Any Back-Up Bidder shall be required to keep its Back-Up Bid open and irrevocable until the closing of the relevant Winning Bid with the relevant Winning Bidder, and the Good Faith Deposit of a Back-Up Bidder shall be held until twenty-four (24) hours after the closing the transaction contemplated by the relevant Winning Bid.

11.              Post-Auction Procedures

Following the conclusion of the Auction, the Debtors, in consultation with the Supporting Committees, may seek approval by the Bankruptcy Court of any Sale Transaction that is the subject of a Winning Bid by either (i) soliciting acceptances and confirmation of a chapter 11 plan incorporating and approving such Sale Transaction(s) or (ii) providing notice to creditors and parties in interest of a hearing to approve such Sale Transactions(s) pursuant to Section 363 of the Bankruptcy Code. In either event, any plan or motion seeking approval of a Sale Transaction may be filed prior to the Auction.

As soon as practicable after the selection of a Winning Bid, the Debtors will file with the Bankruptcy Court a schedule setting forth the contracts and/or leases (if any) proposed to be assumed and assigned and serve a notice, substantially in the form attached as [Exhibit ] to the Sale Procedures Order (the “Assumption and Assignment Notice”) by first class mail, postage prepaid, facsimile, e-mail, hand delivery or overnight mail on each counterparty (each, a “Contract Counterparty”) under each contract or lease proposed to be assumed by the Debtors and assigned to the Winning Bidder(s) (each, an “Assumed and Assigned Contract”).

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The Assumption and Assignment Notice shall set forth, among other things (a) the Winning Bidder(s); (b) the contract(s) and/or lease(s) that may be assumed by the Debtors and assigned to the Winning Bidder(s); (c) the name and address of the Contract Counterparty thereto; (d) the proposed effective date of the assignment (subject to the right of the Debtor and Winning Bidder(s) to withdraw such request for assumption and assignment prior the consummation of the Sale Transaction); (e) the cure amount, if any, and (f) the deadline by which any such Contract Counterparty must file an objection to the proposed assumption and assignment; provided, however, that the presence of any contract or lease of an Assumption and Assignment Notice does not constitute an admission that such contract or lease is an executory contract or unexpired lease; and provided further that any objection to a cure amount shall be filed in accordance with the procedures and no later than the date set forth in the Sale Procedures Order and Cure Notice approved by the Sale Procedures Order, which may set forth an objection deadline to any cure amounts that is prior to the objection deadline set forth in the Assumption and Assignment Notice.

If any objection to the proposed assumption and assignment of a contract or lease or related cure amount is timely filed, a hearing with respect to such objection will be held before the Bankruptcy Court. A hearing regarding the cure amount, if any, may be continued until after the closing of the Sale Transaction.

12.              Return of Good Faith Deposits

The Good Faith Deposit of each Qualified Bidder shall be held in escrow by the Debtors or an agent designated by the Debtors, and shall be returned (other than with respect to any Winning Bidder and any Back-Up Bidder) upon or within two (2) business days after the Auction (or cancellation of any Auction). Upon the return of the Good Faith Deposits, their respective owners shall receive any and all interest that will have accrued thereon. If a Winning Bidder (or a Back-Up Bidder, if applicable) timely closes the transaction contemplated by its Bid, its Good Faith Deposit shall be credited toward the purchase price. If a Winning Bidder or Back-Up Bidder fails to consummate a proposed transaction because of a breach or failure to perform on the part of such Winning Bidder or Back-Up Bidder, in addition to any and all rights, remedies, and/or causes of action that may be available to the Debtors, the defaulting Winning Bidders’ or Back-Up Bidder’s Good Faith Deposit shall be forfeited to the Debtors, and such Good Faith Deposit shall irrevocably become property of the Debtors. In addition, the Debtors reserve the right to seek all available damages from the defaulting Winning Bidder or Back-Up Bidder.

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13.              Reservation of Rights; Modifications; Deadline Extension

The Debtors reserve their rights, in the exercise of their fiduciary obligations, with consent of the Supporting Committees (such consent not to unreasonably be withheld) or order of the Bankruptcy Court, to modify the Bidding Procedures or impose, at or prior to the Auction, additional customary terms and conditions on the sale of the Assets, including, without limitation, extending the deadlines set forth in the Bidding Procedures, modifying bidding increments, modifying Reserve Prices, adjourning or canceling the Auction and/or adjourning any hearing to approve any Sale Order in open court without further notice, withdrawing from the Auction any or all of the Assets at any time prior to or during the Auction, or canceling the sale process or Auction. In the event of an adjournment, the Debtors, in consultation with the Supporting Committees, shall provide reasonable notice to Qualified Bidders of the time and place for the resumption of the Auction (if the Debtors, in consultation with the Supporting Committees, decide to resume the Auction).

14.              Plan Support Agreement

The PSA Order and the Plan Support Agreement are hereby modified only to the extent necessary to satisfy the terms and conditions in the Sale Procedures Order and these Bidding Procedures, but otherwise remain in effect.

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EXHIBIT 2

UNITED STATES BANKRUPTCY COURT

MIDDLE DISTRICT OF FLORIDA

JACKSONVILLE DIVISION

In re:
Case No. 3:16-bk-02230-PMG
RMS TITANIC, INC., et al.,[1]	Chapter 11 (Jointly Administered)

Debtors.

_______________________

AUCTION NOTICE

PLEASE TAKE NOTICE that:

1.                     The above-captioned debtors and debtors in possession (the “Debtors”) are soliciting offers for the purchase of all, substantially all, or a portion of the interests in and/or assets of the Debtors (the “Assets” and any such transaction, a “Sale”), including without limitation (i) the common shares in RMS Titanic, Inc. (“RMST”) or the entire artifact collection held by RMST, and/or (ii) the operations of Premier Exhibitions, Inc. and/or its subsidiaries with continued licensing rights for existing operations.

2.                The Debtors expect to proceed with an auction (the “Auction”) to identify the Sale(s) that provides for the highest and best recovery for the Debtors’ estates and creditors. The Auction will take place pursuant to bidding procedures (the “Bidding Procedures”) approved on [     ], 2017, by an order [ECF No. [   ]] (the “Sale Procedures Order”) of the United States Bankruptcy Court for the Middle District of Florida.2

3.                The Sale Procedures Order established the following dates and deadlines in connection with the Auction:

(a)	Bid Deadline: January 30, 2018, at 5:00 p.m. (prevailing Eastern Time), is the deadline by which all Bids must be actually received in the form and manner specified in the Bidding Procedures;

(b)	Auction: February 6, 2018 at 10:00 a.m. (prevailing Eastern Time) is the date and time of the Auction, which will be held at the offices of Troutman Sanders LLP, 600 Peachtree Street NE, Suite 5200, Atlanta, GA 30308 (which location shall be confirmed in accordance with the terms of the Bidding Procedures);

_______________________

1 The Debtors in the chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number include: RMS Titanic, Inc. (3162); Premier Exhibitions, Inc. (4922); Premier Exhibitions Management, LLC (3101); Arts and Exhibitions International, LLC (3101); Premier Exhibitions International, LLC (5075); Premier Exhibitions NYC, Inc. (9246); Premier Merchandising, LLC (3867); and Dinosaurs Unearthed Corp. (7309). The Debtors’ service address is 3045 Kingston Court, Suite I, Peachtree Corners, Georgia 30071.

2 Unless otherwise defined herein, each capitalized term shall have the meaning ascribed to such term in the Bidding Procedures. This notice is qualified in its entirety by reference to the Bidding Procedures.

4.                The Bidding Procedures describe, among other things, (i) the manner in which bidders and bids become Qualified Bidders and Qualified Bids, respectively, (ii) the coordination of diligence efforts for bidders, (iii) the receipt and negotiation of bids received, (iv) the conduct of any subsequent Auction, and (v) the ultimate selection of Winning Bidders. The Bidding Procedures, the Sale Procedures Order, the Debtors’ Motion Pursuant to Sections 105(a), 363, 365, 503 and 507 of the Bankruptcy Code for Entry of an Order (i) Approving Procedures in Connection with the Sale of All or Some of the Debtors’ Assets; (ii) Scheduling a Related Auction; (iii) Approving Procedures Related to the Assumption of Certain Executory Contracts and Unexpired Leases; (iv) Approving the Form and Manner of Notice Thereof; (v) Approving Bid Protections; and (vi) Granting Related Relief [ECF No. [ ]] (the “Motion”) and further information regarding the Debtors’ chapter 11 cases is available online on the Court’s website at http://www.flmb.uscourts.gov/cmecf/ and may be obtained by requesting in writing a copy from counsel for the Debtors. All interested bidders should carefully read the Bidding Procedures and the Sale Procedures Order.

5.                As set forth in the Bidding Procedures, the Debtors may, in the exercise of their fiduciary obligations, and with the consent of the Supporting Committees (such consent not to be unreasonably withheld) or further order of the Bankruptcy Court, modify the Bidding Procedures or impose, at or prior to the Auction, additional customary terms and conditions on the Sale, including, without limitation, extending the deadlines set forth in the Bidding Procedures, modifying bidding increments or Reserve Prices, adjourning or canceling the Auction and/or adjourning any hearing to approve any Sale in open court without further notice.

NELSON MULLINS RILEY

& SCARBOROUGH LLP

By __/s/ DRAFT__________________________

Daniel F. Blanks (FL Bar No. 88957)

Lee D. Wedekind, III (FL Bar No. 670588)

50 N. Laura Street, Suite 4100

Jacksonville, Florida 32202

(904) 665-3656 (direct)

(904) 665-3699 (fax)

daniel.blanks@nelsonmullins.com

lee.wedekind@nelsonmullins.com

Co-Counsel for the Debtors and Debtors in Possession

and

TROUTMAN SANDERS LLP

Jeffery W. Cavender (Ga. Bar No. 117751)

Stephen S. Roach (Ga. Bar No. 463206)

600 Peachtree Street NE, Suite 5200

Atlanta, GA 30308

(404) 885-3000 (phone)

(404) 962-6990 (fax)

jeffery.cavender@troutmansanders.com

stephen.roach@troutmansanders.com

Co-Counsel for the Debtors and Debtors in Possession

EXHIBIT 3

UNITED STATES BANKRUPTCY COURT

MIDDLE DISTRICT OF FLORIDA

JACKSONVILLE DIVISION

In re:
Case No. 3:16-bk-02230-PMG
RMS TITANIC, INC., et al.,[1]	Chapter 11 (Jointly Administered)

Debtors.

_______________________

CURE NOTICE

PLEASE TAKE NOTICE that:

1.       On [        ], 2017, the above-captioned debtors and debtors in possession (the “Debtors”), filed the Debtors’ Motion Pursuant to Sections 105(a), 363, 365, 503 and 507 of the Bankruptcy Code for Entry of an Order (i) Approving Procedures in Connection with the Sale of All or Some of the Debtors’ Assets; (ii) Scheduling a Related Auction; (iii) Approving Procedures Related to the Assumption of Certain Executory Contracts and Unexpired Leases; (iv) Approving the Form and Manner of Notice Thereof; (v) Approving Bid Protections; and (vi) Granting Related Relief [ECF No. [   ]] (the “Motion”) with the United States Bankruptcy Court for the Middle District of Florida (the “Court”).

2.       On [         ], 2017, the Court entered an order [ECF No. [   ]] (the “Sale Procedures Order”)2, granting certain relief sought in the Motion, including, among other things, approving (a) the Bidding Procedures and (b) procedures for the assumption and assignment of executory contracts and unexpired leases (collectively, the “Assumed and Assigned Contracts”).

3.       The Debtor hereby provides notice (the “Cure Notice”) of its intent to potentially assume and assign the Assumed and Assigned Contracts listed on Exhibit A hereto to the potential Winning Bidder(s) with respect to the Assets.

4.       As soon as practicable after consummation of any sale to a Winning Bidder (a “Sale”), the Winning Bidder will pay the amount that the Debtor’s records reflect is owing for prepetition arrearages as set forth on Exhibit A or as determined by the Bankruptcy Court after notice and an opportunity for a hearing (the “Cure Amounts”) for all Assumed and Assigned Contracts designated by the Winning Bidder.

_______________________

1 The Debtors in the chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number include: RMS Titanic, Inc. (3162); Premier Exhibitions, Inc. (4922); Premier Exhibitions Management, LLC (3101); Arts and Exhibitions International, LLC (3101); Premier Exhibitions International, LLC (5075); Premier Exhibitions NYC, Inc. (9246); Premier Merchandising, LLC (3867); and Dinosaurs Unearthed Corp. (7309). The Debtors’ service address is 3045 Kingston Court, Suite I, Peachtree Corners, Georgia 30071.

2 Unless otherwise defined herein, each capitalized term shall have the meaning ascribed to such term in the Sale Procedures Order.

5.       Objections to any Cure Amount, must: (a) be in writing; (b) conform to the applicable provisions of the Bankruptcy Rules, the Local Rules and any case management order entered in this case; (c) state with particularity the legal and factual basis for the objection and the specific grounds therefor; and (d) be filed with the Court and served, so as to be actually received no later than ten days after the Cure Notice is served, or [  ]_______, 2017, on: on: (i) the Debtors: RMS Titanic, Inc., in care of Troutman Sanders LLP, 600 Peachtree Street NE, Suite 5200, Atlanta, GA 30308, attention: Jeffery W. Cavender, Tel: (404) 885-3000, Fax: (404) 885-3900, (Email: jeffery.cavender@troutmansanders.com); with copies to Nelson Mullins Riley & Scarborough LLP, 50 N. Laura Street, Suite 4100, Jacksonville, FL 32202, attention: Daniel F. Blanks, Tel: (904) 665-3656, Fax: (904) 665-3699 (Email: daniel.blanks@nelsonmullins.com); (ii) the Creditors’ Committee: Official Committee of Unsecured Creditors of RMS Titanic, Inc. and its debtor affiliates, in care of Storch Amini PC, 140 East 45th Street, 25th Floor, New York, NY 10017, attention: Jeffrey Chubak, Tel: (212) 497-8247, Fax: (212) 490-4208 (Email: jchubak@storchamini.com); with copies to Thames Markey & Heekin, P.A., 50 N. Laura Street, Suite 1600, Jacksonville, FL 32202, attention: Richard R. Thames, Tel: (904) 358-4000, Fax: (904) 358-4001 (Email: rrt@tmhlaw.net); and (iii) the Equity Committee: Official Committee of Equity Security Holders of Premier Exhibitions, Inc., in care of Landau Gottfried & Berger LLP, 1801 Century Park East, Suite 700, Los Angeles, CA 90067, attention: Peter J. Gurfein, Tel: (310)-691-7374, Fax: (310) 557-0056 (Email: pgurfein@LGBFirm.com); with copies to Akerman, LLP, 50 N. Laura Street, Suite 3100, Jacksonville, FL 32202, attention: Jacob A. Brown, Tel: (904) 798-3700, Fax: (904) 798-3730 (Email: jacob.brown@akerman.com).

6.       If any objection to the proposed Cure Amount is timely filed, a hearing with respect to such objection will be held before the Court. A hearing regarding the Cure Amount, if any, may be continued until after the closing of a Sale.

7.       Notwithstanding the foregoing, this Cure Notice does not constitute a determination by the Debtors to assume or assign the contracts set forth on Exhibit A hereto. If the Debtors determine to assume any contracts and/or leases in connection with a Sale, the Debtors shall serve on each counterparty thereto an Assumption and Assignment Notice, as more fully described in the Motion and the Bidding Procedures. Any counterparty wishing to object to assumption and assignment on any basis other than the proposed Cure Amount will have an opportunity to object at that time.

Consequences of Failing to Timely File and Serve an Objection

Any Contract Counterparty to an Assumed and Assigned Contract who fails to timely file and serve an objection to the proposed Cure Amount of an Assumed and Assigned Contract in accordance with the Sale Procedures Order and the Assumption Procedures shall be forever barred from asserting an objection to the Cure Amount, including asserting additional Cure Amounts with respect to the Assumed and Assigned Contract relating to any period prior to the time of assumption and assignment.

NELSON MULLINS RILEY

& SCARBOROUGH LLP

By __/s/ DRAFT__________________________

Daniel F. Blanks (FL Bar No. 88957)

Lee D. Wedekind, III (FL Bar No. 670588)

50 N. Laura Street, Suite 4100

Jacksonville, Florida 32202

(904) 665-3656 (direct)

(904) 665-3699 (fax)

daniel.blanks@nelsonmullins.com

lee.wedekind@nelsonmullins.com

Co-Counsel for the Debtors and Debtors in Possession

and

TROUTMAN SANDERS LLP

Jeffery W. Cavender (Ga. Bar No. 117751)

Stephen S. Roach (Ga. Bar No. 463206)

600 Peachtree Street NE, Suite 5200

Atlanta, GA 30308

(404) 885-3000 (phone)

(404) 962-6990 (fax)

jeffery.cavender@troutmansanders.com

stephen.roach@troutmansanders.com

Co-Counsel for the Debtors and Debtors in Possession

EXHIBIT 4

UNITED STATES BANKRUPTCY COURT

MIDDLE DISTRICT OF FLORIDA

JACKSONVILLE DIVISION

In re:
Case No. 3:16-bk-02230-PMG
RMS TITANIC, INC., et al.,[1]	Chapter 11 (Jointly Administered)

Debtors.

_______________________

NOTICE OF DEBTOR’S REQUEST FOR AUTHORITY
TO ASSUME AND ASSIGN CERTAIN EXECUTORY
CONTRACTS AND UNEXPIRED LEASES

PLEASE TAKE NOTICE that:

1.       On [         ], 2017, the above-captioned debtors and debtors in possession (the “Debtors”), filed the Debtors’ Motion Pursuant to Sections 105(a), 363, 365, 503 and 507 of the Bankruptcy Code for Entry of an Order (i) Approving Procedures in Connection with the Sale of All or Some of the Debtors’ Assets; (ii) Scheduling a Related Auction; (iii) Approving Procedures Related to the Assumption of Certain Executory Contracts and Unexpired Leases; (iv) Approving the Form and Manner of Notice Thereof; (v) Approving Bid Protections; and (vi) Granting Related Relief [ECF No. [   ]] (the “Motion”) with the United States Bankruptcy Court for the Middle District of Florida (the “Court”).

2.       On [        ], 2017, the Court entered an order [ECF No. [   ]] (the “Sale Procedures Order”)2, granting certain relief sought in the Motion, including, among other things, approving (a) the Bidding Procedures and (b) procedures for the assumption and assignment of executory contracts and unexpired leases (collectively, the “Assumed and Assigned Contracts”).

3.       Pursuant to the Bidding Procedures, on February 6, 2018 the Debtors conducted the Auction, and the Debtors, in consultation with the Supporting Committees, selected [ ] as the Winning Bidder(s) to purchase certain of the Debtors’ Assets (the “Sale”).

4.       You are receiving this notice (the “Assumption and Assignment Notice”) because you are listed on Exhibit A hereto as a counterparty to a contract or lease that the applicable Debtor intends to assume and assign to the Winning Bidder(s) in connection with the Sale.

_______________________

1 The Debtors in the chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number include: RMS Titanic, Inc. (3162); Premier Exhibitions, Inc. (4922); Premier Exhibitions Management, LLC (3101); Arts and Exhibitions International, LLC (3101); Premier Exhibitions International, LLC (5075); Premier Exhibitions NYC, Inc. (9246); Premier Merchandising, LLC (3867); and Dinosaurs Unearthed Corp. (7309). The Debtors’ service address is 3045 Kingston Court, Suite I, Peachtree Corners, Georgia 30071.

2 Unless otherwise defined herein, each capitalized term shall have the meaning ascribed to such term in the Sale Procedures Order.

5.       Pursuant to section 365 of the Bankruptcy Code, there is adequate assurance that the Cure Amount set forth in the Cure Notice [ECF No. [ ]] shall be paid in accordance with the terms determined at the hearing to approve the Sale. Further, there is adequate assurance of the future performance of the Winning Bidder(s) under the executory contract or unexpired lease to be assumed and assigned because of the significant resources of the Winning Bidder(s).

6.       All objections to the assignment and assumption of any Assumed and Assigned Contract, must: (a) be in writing; (b) conform to the applicable provisions of the Bankruptcy Rules, the Local Rules and any case management order entered in this case; (c) state with particularity the legal and factual basis for the objection and the specific grounds therefor; and (d) be filed with the Court and served, so as to be actually received no later than ten days after the Assumption and Assignment notice is served, or [         ], 2017, on: (i) the Debtors: RMS Titanic, Inc., in care of Troutman Sanders LLP, 600 Peachtree Street NE, Suite 5200, Atlanta, GA 30308, attention: Jeffery W. Cavender, Tel: (404) 885-3000, Fax: (404) 885-3900, (Email: jeffery.cavender@troutmansanders.com); with copies to Nelson Mullins Riley & Scarborough LLP, 50 N. Laura Street, Suite 4100, Jacksonville, FL 32202, attention: Daniel F. Blanks, Tel: (904) 665-3656, Fax: (904) 665-3699 (Email: daniel.blanks@nelsonmullins.com); (ii) the Creditors’ Committee: Official Committee of Unsecured Creditors of RMS Titanic, Inc. and its debtor affiliates, in care of Storch Amini PC, 140 East 45th Street, 25th Floor, New York, NY 10017, attention: Jeffrey Chubak, Tel: (212) 497-8247, Fax: (212) 490-4208 (Email: jchubak@storchamini.com); with copies to Thames Markey & Heekin, P.A., 50 N. Laura Street, Suite 1600, Jacksonville, FL 32202, attention: Richard R. Thames, Tel: (904) 358-4000, Fax: (904) 358-4001 (Email: rrt@tmhlaw.net); and (iii) the Equity Committee: Official Committee of Equity Security Holders of Premier Exhibitions, Inc., in care of Landau Gottfried & Berger LLP, 1801 Century Park East, Suite 700, Los Angeles, CA 90067, attention: Peter J. Gurfein, Tel: (310)-691-7374, Fax: (310) 557-0056 (Email: pgurfein@LGBFirm.com); with copies to Akerman, LLP, 50 N. Laura Street, Suite 3100, Jacksonville, FL 32202, attention: Jacob A. Brown, Tel: (904) 798-3700, Fax: (904) 798-3730 (Email: jacob.brown@akerman.com).

7.       If any objection to the proposed assumption and assignment of an executory contract or unexpired lease is timely filed, a hearing with respect to such objection will be held before the Court.

Consequences of Failing to Timely File and Serve an Objection

Any Contract Counterparty to an Assumed and Assigned Contract who fails to timely file and serve an objection to the proposed assumption and assignment of such Assumed and Assigned Contract in accordance with the Sale Procedures Order and the Assumption Procedures shall be forever barred from asserting any objection to the assumption and assignment of such Assumed and Assigned Contract, including requesting additional Adequate Assurance Information with respect to such Assumed and Assigned Contract.

[Signature on Next Page]

NELSON MULLINS RILEY

& SCARBOROUGH LLP

By __/s/ DRAFT_________________________

Daniel F. Blanks (FL Bar No. 88957)

Lee D. Wedekind, III (FL Bar No. 670588)

50 N. Laura Street, Suite 4100

Jacksonville, Florida 32202

(904) 665-3656 (direct)

(904) 665-3699 (fax)

daniel.blanks@nelsonmullins.com

lee.wedekind@nelsonmullins.com

Co-Counsel for the Debtors and Debtors in Possession

and

TROUTMAN SANDERS LLP

Jeffery W. Cavender (Ga. Bar No. 117751)

Stephen S. Roach (Ga. Bar No. 463206)

600 Peachtree Street NE, Suite 5200

Atlanta, GA 30308

(404) 885-3000 (phone)

(404) 962-6990 (fax)

jeffery.cavender@troutmansanders.com

stephen.roach@troutmansanders.com

Co-Counsel for the Debtors and Debtors in Possession